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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Horizon Global Corporation
(Name of Registrant as Specified in its Charter)

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NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
To be held May 17, 2016

To the Stockholders of Horizon Global Corporation:
The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Horizon Global Corporation (the “Company”, “Horizon”, “Horizon Global”, “us”, “our” or “we”) will be held on Tuesday, May 17, 2016 at 47912 Halyard Drive, Suite 100, Plymouth, Michigan 48170, at 8:00 a.m., Eastern Time, for the following purposes:

1.	To elect two directors to serve until the Annual Meeting of Stockholders in 2019;

2.	To approve the Horizon Global Corporation Amended and Restated 2015 Equity and Incentive Compensation Plan;

3.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on March 18, 2016 as the record date (“Record Date”) for determining the stockholders that are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

By Order of the Board of Directors

/s/ Jay Goldbaum
Jay Goldbaum Legal Director, Chief Compliance Officer and Corporate Secretary
Troy, Michigan
This notice of Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about April 11, 2016.
Even if you intend to be present at the Annual Meeting in person, please sign and date the enclosed proxy card or voting instruction card and return it in the accompanying envelope, or vote via telephone or Internet (as indicated on your proxy card or voting instruction card), to ensure the presence of a quorum. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2016

The Proxy Statement and 2015 Annual Report of Horizon Global Corporation are available at:
http://investors.horizonglobal.com/2016proxystatement and
http://investors.horizonglobal.com/2015annualreviewand10-K

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement contains information regarding the Annual Meeting of the Company to be held on Tuesday, May 17, 2016 at 47912 Halyard Drive, Suite 100, Plymouth, Michigan 48170. The Company’s Board of Directors (the “Board”) is soliciting proxies for use at such meeting and at any adjournment or postponement of such meeting. The Company first mailed this proxy statement to its stockholders on or about April 11, 2016. The Company will bear the cost of soliciting proxies.
Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement or in our corporate governance documents on our website at www.horizonglobal.com. We encourage you to read this Proxy Statement in its entirety before voting.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board is divided into three classes, each class consisting of approximately one-third of the Company’s directors. Class I directors’ terms will expire at the Annual Meeting. Messrs. A. Mark Zeffiro and Richard D. Siebert have consented to stand for re-election to serve until the 2019 Annual Meeting of Stockholders. If either of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee.
THE COMPANY’S BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TWO DIRECTORS LISTED BELOW WHO STANDS FOR RE-ELECTION, TO SERVE UNTIL THE 2019 ANNUAL MEETING.

Vote Required
The two individuals who receive the most votes cast at the Annual Meeting will be elected as directors, provided a quorum of at least a majority of the issued and outstanding shares of the Company’s common stock (the “Common Stock”) that are entitled to vote is represented either in person or by proxy at the meeting. If you abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this “non-routine” proposal, your broker does not have authority to vote your shares (referred to as a “broker non-vote”). Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any other effect on the outcome of the election of directors.
Additional information regarding the directors and director nominees of the Company is set forth below.
Directors and Director Nominees
The Board currently consists of seven members divided into three classes serving staggered terms.

Name	Age	Title	Term Ending
A. Mark Zeffiro(1)	50	President, Chief Executive Officer and Co-Chair of the Board	2016
Richard D. Siebert(1)(2)	63	Director	2016
Denise Ilitch	60	Director	2017
Richard L. DeVore	60	Director	2017
David C. Dauch	51	Director	2018
Samuel Valenti III	70	Co-Chair of the Board	2018
Scott G. Kunselman(3)	52	Director	2018
______________________________________

(1)	Standing for re-election at the Annual Meeting.

(2)	Appointed August 4, 2015 with initial term expiring 2016.

(3)	Appointed March 8, 2016 with initial term expiring 2018.
Director Background and Qualifications
The following sets forth the business experience during at least the past five years of each director nominee and each of the directors whose term of office will continue after the Annual Meeting.
In addition, the following includes a brief discussion of the specific experience, qualifications, attributes and skills that led to the conclusion that the directors and nominees should serve on the Board at this time. The Corporate Governance and Nominating Committee of the Board (the “Governance Committee”) considers the experience, mix of skills and other qualities of the existing Board to ensure appropriate Board composition. The Governance Committee believes that directors must have demonstrated excellence in their chosen field, high ethical standards and integrity, and sound business judgment. In addition, it seeks to ensure the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the Company’s business.
The Board believes that the directors and nominees have an appropriate balance of knowledge, experience, attributes, skills and expertise as a whole to ensure the Board appropriately fulfills its oversight responsibilities and acts in the best interests of stockholders. The Board believes that each director satisfies its criteria for demonstrating excellence in his or her chosen field, high ethical standards and integrity, and sound business judgment. In addition, the Board has six independent directors in accordance with the applicable rules of the New York Stock Exchange (“NYSE”), and such directors are also independent of the influence of any particular stockholder or stockholder groups whose interests may diverge from the interests of the stockholders as a whole. Further, each director or nominee brings a strong background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.

A. Mark Zeffiro
President, CEO and Co-Chair of the Board since 2015
Age 50

Mr. Zeffiro was appointed as co-chair of our Board on June 29, 2015, and was named our president and chief executive officer on June 30, 2015. Mr. Zeffiro has served as president and a director of Horizon since our incorporation on January 14, 2015. Mr. Zeffiro previously served as group president of Cequent, which was comprised of TriMas' Cequent Americas and Cequent APEA reporting segments specializing in towing, trailering and cargo management products (“Cequent”), since January 2015. Mr. Zeffiro served as chief financial officer of TriMas from June 2008 to January 2015 and executive vice president of TriMas from May 2013 until January 2015. Prior to joining TriMas, Mr. Zeffiro held various financial management and business positions with General Electric Company, or GE, a diversified technology and financial services company, and Black and Decker Corporation, or Black & Decker, a global manufacturer of quality power tools and accessories, hardware, home improvement products and fastening systems. From 2004 through 2008, during Mr. Zeffiro’s four-year tenure with Black & Decker, he was vice president of finance for the global consumer product group and Latin America. In addition, Mr. Zeffiro was directly responsible for and functioned as general manager of Black & Decker’s factory store business unit. From 2003 to 2004, Mr. Zeffiro was chief financial officer of First Quality Enterprises, a private company producing consumer products for the health care market. From 1988 through 2002, he held a series of operational and financial leadership positions with GE, the most recent of which was chief financial officer of its medical imaging manufacturing division. In April 2015, Mr. Zeffiro was appointed to the board of directors of Atkore International Group, Inc., a manufacturer of electrical raceway solutions. Mr. Zeffiro also serves on the board of directors of the Detroit Institute of Arts, where he chairs the finance committee, and the board of trustees of Walsh College, where he sits on the academic committee. Mr. Zeffiro's position as president and chief executive officer of Horizon provides him the ability to offer the Board firsthand insight into the operations and strategic vision of the Company.  Mr. Zeffiro has extensive knowledge and subject matter expertise in strategic planning, business management, mergers and acquisitions and financial accounting.

Richard D. Siebert
Director since 2015
Age 63

Mr. Siebert was appointed to our Board on August 4, 2015. Mr. Siebert serves as a member of the Board’s Audit Committee, the Compensation Committee and the Governance Committee. Mr. Siebert retired from KPMG LLP, or KPMG, a global audit, tax and finance advisory firm in September 2012. From 2003 to September 2012, Mr. Siebert served as the managing partner of the MidAmerica business unit of KPMG, and, from 2007 to January 2012, Mr. Siebert also served as the managing partner of KPMG’s Detroit office. Previously, Mr. Siebert served as the managing partner of the Cincinnati office of KPMG, and as the audit practice lead in the St. Louis office of Arthur Andersen, a global public accounting firm. In 1976, Mr. Siebert joined Arthur Andersen, was admitted to partnership in 1987, and was instrumental in the transition of Arthur Andersen’s St. Louis office to KPMG in 2003. During his career in public accounting, Mr. Siebert served as the lead engagement partner or client service partner for a broad range of public companies. Mr. Siebert currently serves as a member of the finance council of the Archdiocese of St. Louis, and is a member of its audit committee. Mr. Siebert brings to the Board extensive knowledge and expertise in financial reporting, accounting and Sarbanes-Oxley compliance for public companies.  Mr. Siebert's 36 year career in public accounting also provides him with subject matter expertise in a broad range of governance, regulatory and securities matters.

Samuel Valenti III
Co-Chair of the Board since 2015
Age 70

Mr. Valenti was appointed to our Board on June 22, 2015 and subsequently named co-chair of our Board on June 29, 2015. Mr. Valenti serves as a member of the Board's Audit Committee and the Governance Committee. Mr. Valenti is currently chair of Valenti Capital LLC, an investment firm located in Bloomfield Hills, Michigan. Mr. Valenti was employed by Masco Corporation, or Masco, a home improvement and building products manufacturer, from 1968 through 2008. From 1988 through 2008, Mr. Valenti was president and a member of the board of Masco Capital Corporation, and was vice president-investments of Masco from 1974 to 1998. Mr. Valenti has served as Chairman and a director of TriMas since 2002, and serves as a member of its audit committee, governance and nominating committee, and compensation committee. Mr. Valenti was named a director of American Axle & Manufacturing Holdings, Inc., or AAM, a leading global Tier-One automotive supplier of driveline and drivetrain systems and related components, in October 2013. He also serves as a member of the audit committee and the strategy committee for AAM. Mr. Valenti is the former chair of the investment advisory committee of the State of Michigan retirement system and served on the Harvard Business School Advisory Council. He currently serves on the advisory council at the University of Notre Dame and the advisory board at the University of Michigan Business School Zell-Lurie Institute. Mr. Valenti is a member of Business Leaders for Michigan and serves as chair of the Renaissance Venture Capital Fund. As chair of TriMas since 2002 and as an executive of Masco for 40 years, Mr. Valenti has extensive knowledge and experience in the management of manufacturing businesses and subject matter expertise in the areas of finance, economics, corporate governance and asset management.

David C. Dauch
Director since 2015
Age 51

Mr. Dauch was appointed to our Board on June 29, 2015. Mr. Dauch serves as chair of the Board's Governance Committee, and as a member of the Compensation Committee. Mr. Dauch is currently chairman and chief executive officer of AAM, a leading global Tier-One automotive supplier of driveline and drivetrain systems and related components. Mr. Dauch was appointed chairman of the board of AAM in August 2013, and was previously appointed president and chief executive officer of AAM in September 2012. Since June 2008, he served as AAM’s president & chief operating officer and previously served as its executive vice president and chief operating officer. From 1987 to 1995, Mr. Dauch held several positions at Collins & Aikman Products Company, an automotive manufacturer engaged primarily in the design, engineering and manufacture of automotive interior components, systems and modules. Mr. Dauch also served on the Collins & Aikman board of directors from 2002 to 2007. Presently, he serves on the boards of Business Leaders for Michigan, the Detroit Regional Chamber, the Great Lakes Council Boy Scouts of America, the Boys & Girls Club of Southeast Michigan and the Original Equipment Suppliers Association. In December 2014, Mr. Dauch was elected to the board of directors of Amerisure Mutual Holdings, Inc. and the Amerisure Companies. Mr. Dauch also serves on the Miami University Business Advisory Council. Mr. Dauch brings extensive knowledge and expertise in executive leadership and operational management issues relevant to manufacturing environments.  His experience as chairman, chief executive officer and president of AAM also provide him with subject matter expertise in corporate governance, risk management and strategic planning.

Denise Ilitch
Director since 2015
Age 60

Ms. Ilitch was named as a member of our Board on June 29, 2015. Ms. Ilitch serves as chair of the Board's Compensation Committee, and as a member of the Audit Committee and the Governance Committee. Ms. Ilitch is currently president of Ilitch Enterprises, LLC, a business operations management company, a position she has held since 2005. From 2000 to 2004, Ms. Ilitch served as president of Ilitch Holdings, Inc., an entertainment industries, food, fundraising and real estate development services company. From 1996 to 2004, Ms. Ilitch served as president of Olympia Development, LLC, a real estate development company. Ms. Ilitch currently serves as trustee for the Skillman Foundation and as regent on the University of Michigan Board of Regents, where she is a member of the health affairs committee. Ms. Ilitch has previously served as a board member of numerous community organizations, including the Detroit Branch of the NAACP, the Detroit Branch of the Federal Reserve Bank of Chicago, Detroit Renaissance, and the Karmanos Cancer Institute. She also co-chaired the 2009 Detroit Crisis Turnaround Team and served as a Detroit Red Wings Alternate Governor for the National Hockey League and as a board member of Major League Baseball. Ms. Ilitch brings to the Board more than 30 years of experience as a business executive and community leader.  As a businesswomen and attorney, Ms. Ilitch has extensive knowledge and subject matter expertise in business development, corporate law and government policy.

Richard L. DeVore
Director since 2015
Age 60

Mr. DeVore was appointed to our Board on June 29, 2015. Mr. DeVore serves as chair of the Board's Audit Committee, and as a member of the Governance Committee and the Compensation Committee. Mr. DeVore is currently executive vice president of PNC Bank, N.A., a member of the PNC Financial Services Group, or PNC, one of the United States’ largest diversified financial services organizations. Mr. DeVore was appointed executive vice president of PNC in November 2001 and, in his current role, he serves as president for the Detroit and Southeast Michigan regions and chairs the local PNC Foundation. From January 2009 through July 2010 (after its acquisition by PNC), he also served as the chief credit officer and as member of the board of directors of National City Bank, a financial services organization. Mr. DeVore previously held various chief credit officer and managerial positions with PNC from 1991 through 2001. Mr. DeVore currently serves on the boards of Business Leaders for Michigan, Oakland University, the Detroit Economic Club, the Detroit Symphony Orchestra, the Detroit Regional Chamber and Ann Arbor SPARK. Mr. DeVore has also taught banking and finance courses at Wayne State University. Mr. DeVore brings to the Board more than 37 years of financial institutions experience and unique insights into credit market conditions and corporate capital structure.  Mr. DeVore has extensive knowledge and subject matter expertise in finance, mergers and acquisitions and risk management.

Scott G. Kunselman
Director since 2016
Age 52

Scott G. Kunselman was appointed to our Board on March 8, 2016.  Mr. Kunselman serves as a member of the Board’s Audit Committee, the Compensation Committee and the Governance Committee. In December 2015, Mr. Kunselman joined Oakland University, a public university with its main campus located in Rochester, Michigan, as its chief operating officer. Prior to joining Oakland University, Mr. Kunselman was senior vice president - vehicle safety and regulatory compliance, FCA - North America for FCA US LLC, or Chrysler, an automobile manufacturer headquartered in Auburn Hills, Michigan, from August 2014 through November 2015. Previously he was senior vice president - purchasing and supplier quality for Chrysler from April 2012 to August 2014. Mr. Kunselman held the position of senior vice president - engineering with Chrysler from June 2009 to April 2012. Mr. Kunselman served on the Oakland University Board of Trustees from August 2012 to November 2015, and served as the chair of the Michigan Minority Supplier Development Council from April 2012 to February 2014. Mr. Kunselman also served on the board of the FCA Foundation (former Chrysler Foundation) from 2009 to December 2015, and the board of the Michigan Science Center (former Detroit Science Center) from 2008 to December 2015. Mr. Kunselman brings to the Board extensive knowledge and expertise relating to the automotive industry and operations management. Mr. Kunselman has subject matter expertise in engineering, quality, purchasing and product innovation.

Board Leadership Structure and Management
The Board is led by Co-Chairs A. Mark Zeffiro and Samuel Valenti III. The Co-Chairs oversee the planning of the annual Board calendar and, in consultation with the other directors, will schedule and set the agenda for meetings of the Board and lead the discussions at such meetings. In addition, the Co-Chairs provide guidance and oversight to other members of management, help with the formulation and implementation of our strategic plans and act as the Board’s liaison to the rest of management. In this capacity, the Co-Chairs are actively engaged on significant matters affecting us. The Co-Chairs also lead our annual meetings of stockholders and perform such other functions and responsibilities as requested by the Board from time to time.
We have determined that it is in our best interests to be led by Messrs. Zeffiro and Valenti as Co-Chairs of the Board. As Co-Chairs, Messrs. Zeffiro and Valenti promote unified leadership and direction of the Board and management, and provide the critical leadership necessary for carrying out our strategic initiatives, while maintaining our stability as a newly independent public company given their positions with TriMas prior to the spin-off. It is expected that, after we have operated as a public company for approximately one year, Mr. Valenti will step down from his role as Co-Chair of the Board.
As part of its oversight function, the Board monitors how management operates the Company, in part via its committee structure. When granting authority to management, approving strategies and receiving management reports, the Board considers, among other things, the risks and vulnerabilities the Company faces. The Audit Committee of the Board (the “Audit Committee”) considers risk issues associated with the Company’s overall financial reporting, disclosure process and legal compliance, as well as reviews policies on risk control assessment and accounting risk exposure. In addition to its regularly scheduled meetings, the Audit Committee meets with the corporate audit team, and the independent registered public accounting firm in executive sessions at least quarterly, and with the General Counsel and Chief Compliance Officer as determined from time to time by the Audit Committee. Each of the Compensation Committee of the Board (the “Compensation Committee” or the “Horizon Compensation Committee”) and the Governance Committee considers risk issues associated with the substantive matters addressed by each such committee.

The Board held two meetings during 2015. The following table sets forth the meeting information for the three standing committees of the Board for 2015:

THE BOARD AND COMMITTEES
Membership & Meetings

	BOARD	CLASS	AUDIT	COMPENSATION	GOVERNANCE
A. Mark Zeffiro	Co	I			
Richard D. Siebert	🟢	I	●	●	●
Denise Ilitch	●	II	●	C	●
Richard L. DeVore	●	II	C	●	●
David C. Dauch	●	III		●	C
Samuel Valenti III	Co	III	●		●
Scott G. Kunselman	🔴	III	●	●	●
2015 Meetings	2		3	3	2

Co = Co-Chair C = Chair 🟢 = Appointed August 4, 2015 🔴 = Appointed March 8, 2016

Class I - Term expires at 2016 annual stockholder meeting

Class II - Term expires at 2017 annual stockholder meeting

Class III - Term expires at 2018 annual stockholder meeting

As noted above, the Board currently consists of seven directors, divided into three classes as equal in number as possible. The members of each class serve for staggered, three year terms, except for the initial terms described above. Upon the expiration of the term of a class of directors, directors in that class may be asked to stand for re-election for a three-year term at the Annual Meeting in the year in which their term expires.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors.
The Company’s Board has determined, after considering all of the relevant facts and circumstances, that Messrs. Dauch, DeVore, Siebert, Valenti, and Kunselman, and Ms. Ilitch are “independent” from management in accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines. To be considered independent, the Board must determine that a director does not have any direct or indirect material relationships with the Company and must meet the criteria for independence set forth in the Company’s Corporate Governance Guidelines.
During 2015, all of the then-current directors attended at least 75%, in the aggregate, of the meetings of the Board and all committees of the Board on which they served. All directors are expected to attend all meetings, as well as the Annual Meeting. In addition to attending Board and committee meetings, directors fulfill their responsibilities by consulting with the President and Chief Executive Officer and other members of management on matters that affect the Company.
Independent directors hold regularly scheduled executive sessions in which independent directors meet without the presence of management. These executive sessions, as chaired by Mr. Valenti, generally occur around regularly scheduled meetings of the Board. For more information regarding the Board and other corporate governance procedures, see “Corporate Governance.” For information on how you can communicate with the Company’s non-management directors, see “Communicating with the Board.”
Audit Committee.    The Audit Committee is responsible for providing independent, objective oversight and review of our auditing, accounting and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of our internal audit function. In addition, the Audit Committee is responsible for (1) selecting our independent registered public accounting firm, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm, and our internal audit function and compliance with relevant legal and regulatory requirements, (4) annually reviewing our independent registered public accounting firm’s report describing the auditing firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm, (6) discussing earnings press releases and any financial information or earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately and periodically, with management, internal auditors and the independent registered public accounting firm, (9) reviewing with the independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm, (11) handling such other matters that are specifically delegated to the Audit Committee by applicable law or regulation or by the Board from time to time, and (12) reporting regularly to the full Board. The Audit Committee’s charter reflects such responsibilities and is available on the Company’s website, www.horizonglobal.com, in the Corporate Governance subsection of the Investor Relations section.
Each of the directors on the Audit Committee is financially literate. The Board has determined that each of Messrs. DeVore and Siebert qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission (“SEC”) regulations and that each member on the Audit Committee has the accounting and related financial management expertise required by the NYSE listing standards and that each is “independent” from management in accordance with NYSE listing standards and the Company’s Corporate Governance Guidelines.
Compensation Committee. The Compensation Committee is responsible for monitoring and administering our compensation and employee benefit plans and reviewing, among other things, base salary levels, incentive awards and bonus incentive awards for the Chief Executive Officer and other executive officers, and such other matters that are specifically delegated to the Compensation Committee by applicable law or regulation, or by the Board from time to time. All of the members of our Compensation Committee are expected to be independent under the rules of NYSE and Rule 10C-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee’s duties include, among other things, (1) reviewing and approving our overall executive and director compensation philosophy and the executive and director compensation programs to support our overall business strategy and objectives, (2) overseeing the management continuity and succession planning process (except as otherwise within the scope of the Governance Committee) with respect to our officers, and (3) preparing any report on executive compensation required by the applicable rules and regulations of the SEC and other regulatory bodies.
The Compensation Committee’s charter reflects such responsibilities and is available on the Company’s website, www.horizonglobal.com, in the Corporate Governance subsection of the Investor Relations section The Compensation Committee’s charter was effective on July 1, 2015. The Board has determined that each of the directors on the Compensation Committee is “independent” from management in accordance with NYSE listing standards (including those standards particular to Compensation Committee membership) and the Company’s Corporate Governance Guidelines.
Corporate Governance and Nominating Committee. The Governance Committee is responsible for identifying and nominating individuals qualified to serve as board members and recommending directors for each board committee. The Board has determined that all of the members of the Governance Committee are independent under the rules of NYSE. Generally, the Governance Committee will re-nominate incumbent directors who continue to satisfy its criteria for membership on the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board.
In recommending candidates to the Board, the Governance Committee reviews the experience, mix of skills and other qualities of a nominee to assure appropriate Board composition after taking into account the current Board members and the specific needs of the Company and the Board. The Board looks for individuals who have demonstrated excellence in their chosen field, high ethical standards and integrity, and sound business judgment. The Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Governance Committee believe that it is essential that the Board members represent diverse viewpoints. As required by the NYSE, SEC or such other applicable regulatory requirements, a majority of the Board will be comprised of independent directors.
The Governance Committee generally relies on multiple sources for identifying and evaluating nominees, including referrals from the Company’s current directors and management. Following the spin-off, the Governance Committee reviewed the size and composition of the Board. In August 2015, the Governance Committee, based on the endorsement of Mr. Zeffiro, reviewed Mr. Siebert’s qualifications and recommended to the Board that Mr. Siebert be appointed as a director. The Board appointed Mr. Siebert as a director effective August 4, 2015. Similarly, in November 2015, the Governance Committee, based on the endorsement of Mr. DeVore, reviewed the qualifications of Mr. Kunselman, and recommended to the Board that Mr. Kunselman be appointed as a director. The Board appointed Mr. Kunselman as a director effective March 8, 2016.
The Governance Committee does not solicit director nominations, but will consider recommendations by stockholders with respect to elections to be held at an Annual Meeting, so long as such recommendations are sent on a timely basis to the Corporate Secretary of the Company and are in accordance with the Company’s by-laws. The Governance Committee will evaluate nominees recommended by stockholders against the same criteria as other director nominees. The Company did not receive any nominations of directors by stockholders for the Annual Meeting. See “How and when may I submit a stockholder proposal or director nomination for the 2017 Annual Meeting of Stockholders?” for more information.
The Governance Committee’s charter reflects such responsibilities and is available on the Company’s website, www.horizonglobal.com, in the Corporate Governance subsection of the Investor Relations section. The Governance Committee’s charter was effective on July 1, 2015.

Compensation Committee Interlocks and Insider Participation. Our Compensation Committee consists of Messrs. Dauch, DeVore, Siebert and Kunselman, and Ms. Ilitch. None of these individuals is or has ever been an officer or employee of the Company or any of our subsidiaries. None of our executive officers currently serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
Retirement Age; Term Limits. The Corporate Governance Guidelines provide that a director is expected to submit his or her resignation from the Board at the first annual meeting of stockholders following the director’s 75th birthday. The Board may accept or reject such resignation in its discretion after consultation with the Governance Committee. The Board has not established term limits for the directors. The Corporate Governance Guidelines are available on the Company’s website, www.horizonglobal.com, in the Corporate Governance subsection of the Investor Relations section.
Assessment of Board and Committee Performance. The Board evaluates its performance annually. In addition, each Board committee performs an annual self-assessment to determine its effectiveness. The results of the Board and committee self-assessments are discussed with the Board and each Committee, respectively.
DIRECTOR COMPENSATION
The Compensation Committee is responsible for reviewing director compensation and making recommendations to the Board with respect to that compensation, as appropriate. The Compensation Committee and Board believe that directors should receive a mix of cash and equity over their tenure. The combination of cash and equity compensation is intended to provide incentives for directors to continue to serve on the Board and to attract new directors with outstanding qualifications. Directors may make an annual election to defer receipt of Board compensation, provided the election is made prior to the fiscal year in which the deferral is effective.
Annual Cash Retainer and Meeting Fees. Each independent director is paid an annual cash retainer of $80,000. The independent co-chair of the Board and the chairs of each of the Audit, Compensation and Governance Committees are paid an additional annual cash retainer in the amounts of $50,000, $15,000, $10,000 and $5,000, respectively. The annual cash retainers described above will be prorated to reflect any partial year of service. Additionally, each director is paid $1,000 per Board or Committee meeting attended. Directors who are also our employees are not paid any additional compensation for serving as directors.
Equity Compensation. As part of the independent directors’ annual compensation package, each independent director receives an annual grant of restricted stock units with a grant date fair market value of $80,000, with each grant generally subject to such director’s continued service on the Board, and a vesting period of one year. Directors who are also our employees do not receive equity compensation for serving as directors.
Director Stock Ownership. We have established stock ownership guidelines for our independent directors to more closely align their interests to those of the Company’s stockholders. Under these guidelines, our independent directors are required to own, within five years after initial election to the Board as an independent director, shares of Company stock having a value equal to or greater than three times their annual cash retainer (excluding any additional retainers for Board and committee chair service). Unrestricted stock, time-based restricted stock, time-based restricted stock units and vested in-the-money options are counted toward fulfillment of this ownership requirement. Compliance under these guidelines for independent directors’ stock ownership requirements will be required by July 2020 at the earliest. If an independent director does not meet the stock ownership guidelines, the Compensation Committee may consider such fact in determining the award of future equity awards to such director.
Indemnification. The Company has entered into indemnification agreements with each of its directors. These agreements require the Company to indemnify such individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company.
Other. The Company reimburses all directors for expenses incurred in attending Board and committee meetings. The Company does not provide any perquisites to directors.

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Richard D. Siebert	$46,000	$70,925	$116,925
Denise Ilitch	$55,000	$70,925	$125,925
Richard L. DeVore	$56,500	$70,925	$127,425
David C. Dauch	$51,500	$70,925	$122,425
Samuel Valenti III	$75,000	$70,925	$145,925
_______________________________________

(1)
The amounts in this column reflect the grant date fair value (computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718) of the restricted stock unit awards made to our non-employee directors during 2015. Messrs. Valenti, Dauch, DeVore, Siebert and Ms. Ilitch each received 6,436 restricted stock units effective on August 15, 2015. These awards were granted under the Company’s 2015 Equity and Incentive Compensation Plan and vest on May 1, 2016, subject to a service requirement.

The table below sets forth as to each non-employee director the aggregate number of restricted stock unit awards outstanding as of December 31, 2015.

Name	Restricted Stock Unit Awards
Richard D. Siebert	6,436
Denise Ilitch	6,436
Richard L. DeVore	6,436
David C. Dauch	6,436
Samuel Valenti III	6,436
Corporate Governance
The Board has adopted Corporate Governance Guidelines. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation and access to management and advisors. The Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board.
The Spirit and The Letter. Effective as of July 1, 2015, the Board adopted The Spirit and The Letter that applies to all directors and all employees, including the Company’s principal executive officer, principal financial officer, and other persons performing similar executive management functions. The Spirit and The Letter is posted on the Company’s website, www.horizonglobal.com, in the Corporate Governance subsection of the Investor Relations section. All amendments to the Company’s Spirit and The Letter, if any, will be also posted on the Company’s website, along with all waivers, if any, of The Spirit and The Letter involving senior officers.
A copy of the Company’s committee charters, Corporate Governance Guidelines and The Spirit and The Letter will be sent to any stockholder, without charge, upon written request sent to the Company’s executive offices: Horizon Global Corporation, Attention: Legal Director, Chief Compliance Officer and Corporate Secretary, 2600 West Big Beaver Road, Suite 555, Troy, Michigan 48084.
Communicating with the Board
Any stockholder or interested party who desires to communicate with the Board or any specific director, including the Co-Chairs, non-management directors, or committee members, may write to: Horizon Global Corporation, Attention: Board of Directors, 2600 West Big Beaver Road, Suite 555, Troy, Michigan 48084.
Depending on the subject matter of the communication, management will:

▪	forward the communication to the director or directors to whom it is addressed (matters addressed to the Chair of the Audit Committee will be forwarded unopened directly to the Co-Chairs);

▪
attempt to handle the inquiry directly where the communication does not appear to require direct attention by the Board or an individual member, e.g., the communication is a request for information about the Company or is a stock-related matter; or

▪	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

To submit concerns regarding accounting matters, stockholders, employees and other interested persons may also call the Company’s applicable toll free, hotline number (for US callers: (844) 472-2428) published at www.horizonglobal.com in the Corporate Governance subsection of the Investor Relations section, in the document entitled “Reporting a Concern”. Concerns may be expressed on a confidential and anonymous basis.
Communications made through the hotline are reviewed by the Audit Committee at each regularly scheduled meeting; other communications will be made available to directors at any time upon their request.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with the independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding as determined by the Audit Committee from the Company for such advice and assistance.
The Company’s management is primarily responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing opinions on the conformity of reporting those audited financial statements with United States generally accepted accounting principles. The Audit Committee monitors the Company’s financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with the Company’s management;

2.	The Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16;

3.
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte the independence of that firm; and

4.
Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

The Audit Committee Richard L. DeVore (Chair) Denise Ilitch Richard D. Siebert Samuel Valenti III

PROPOSAL 2 — APPROVAL OF THE HORIZON GLOBAL CORPORATION AMENDED AND RESTATED 2015 EQUITY AND INCENTIVE COMPENSATION PLAN

THE COMPANY’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE HORIZON GLOBAL CORPORATION AMENDED AND RESTATED 2015 EQUITY AND INCENTIVE COMPENSATION PLAN.

General
On June 10, 2015, TriMas, as our sole stockholder at the time, approved the Horizon Global Corporation 2015 Equity and Incentive Compensation Plan (the “Horizon 2015 Plan”) in anticipation of our spin-off as an independent, publicly traded company. Our Board also adopted the Horizon 2015 Plan on the same date. On March 8, 2016, upon recommendation by the Compensation Committee, the Board unanimously approved and adopted, subject to the approval of our stockholders, the Horizon Global Corporation Amended and Restated 2015 Equity and Incentive Compensation Plan (the “Amended Horizon 2015 Plan”). The Amended Horizon 2015 Plan continues to afford the Compensation Committee the flexibility to design equity-based compensatory awards that are responsive to the Company’s business needs and authorizes a variety of awards designed to advance the interests and long-term success of the Company.
The Amended Horizon 2015 Plan amends and restates in its entirety the Horizon 2015 Plan. If the Amended Horizon 2015 Plan is approved by stockholders, it will be effective as of the date of the Annual Meeting. Outstanding awards under the Horizon 2015 Plan will continue in effect in accordance with their terms. If the Amended Horizon 2015 Plan is not approved by our stockholders, no awards will be made under the Amended Horizon 2015 Plan.
The principal reason for submitting the Amended Horizon 2015 Plan to stockholders for approval is to secure stockholder approval of the material terms for “qualified performance-based compensation” under the Amended Horizon 2015 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). To that end, stockholders are being asked to approve the material terms for “qualified performance-based compensation” under the Amended Horizon 2015 Plan for purposes of the approval requirements under Section 162(m) of the Code. This approval is intended to preserve the Company’s ability to potentially design certain types of awards under the Amended Horizon 2015 Plan so that they may be able to satisfy the requirements for “qualified performance-based compensation” and may permit the Company to benefit from certain tax deductions, under Section 162(m) of the Code.
Section 162(m) of the Code disallows a deduction for certain compensation paid to our Chief Executive Officer and to each of our other three most highly compensated executive officers, other than our Chief Financial Officer, in a taxable year to the extent that compensation to such covered employee exceeds $1 million for such year. However, the deduction limit does not apply to compensation paid under a stockholder-approved plan that meets certain requirements for “qualified performance-based compensation” under Section 162(m) of the Code. While we believe it is in the best interests of the Company and its stockholders to have the ability to potentially grant “qualified performance-based compensation” under the Amended Horizon 2015 Plan, we may decide to grant compensation to covered employees that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code under the Amended Horizon 2015 Plan, we cannot guarantee that such compensation will so qualify or will ultimately be deductible by us.
Generally, compensation attributable to performance-based awards may be deemed to qualify as “qualified performance-based compensation” under Section 162(m) of the Code if: (1) the grant is made by a committee of outside directors for purposes of Section 162(m) of the Code; (2) the plan under which the award is granted states the maximum number of shares of Common Stock with respect to which share-based awards and the maximum amount of cash awards that may be granted to any individual during a specified period of time; and (3) the amount of compensation an individual may receive under the award is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by stockholders. Stockholder approval of this proposal is intended to satisfy the stockholder approval requirements of Section 162(m) of the Code.
The Company is seeking stockholder approval of the material terms for “qualified performance-based compensation” under the Amended Horizon 2015 Plan, including the performance measures and grant limits under the Amended Horizon 2015 Plan, as well as the individuals eligible to receive awards under the Amended Horizon 2015 Plan, to have the flexibility to potentially grant awards under the Amended Horizon 2015 Plan that may be fully deductible for federal income tax purposes. If the Company’s stockholders approve the material terms for “qualified performance-based compensation” under the Amended Horizon 2015 Plan, assuming that all other requirements under Section 162(m) of the Code are met, we may be able to obtain tax deductions with respect to awards issued under the Amended Horizon 2015 Plan to our covered employees without regard to the limitations of

Section 162(m) of the Code through the 2021 Annual Meeting of Stockholders (in other words, for about five years). If the Company’s stockholders do not approve this proposal, the Company will generally be limited in its ability to make certain performance-based awards.
While the primary purpose of amending the Horizon 2015 Plan is to seek shareholder approval for the material terms for “qualified performance-based compensation,” the Company is also proposing to amend the Horizon 2015 Plan to extend the expiration date from June 30, 2025 to the tenth anniversary of the Annual Meeting. In addition, the Amended Horizon 2015 Plan makes certain non-material and clarifying changes to the Horizon 2015 Plan, including to: (1) remove certain outdated language concerning spin-off related awards to TriMas participants; and (2) make certain other immaterial or clarification changes to the Horizon 2015 Plan. The Company is not seeking to increase the amount of shares available for issuance or to adjust any of the individual award limits contained in the Horizon 2015 Plan.
The actual text of the Amended Horizon 2015 Plan is attached to this proxy statement as Appendix I. The following description of the Amended Horizon 2015 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix I.
Why We Believe You Should Vote for Proposal 2
The Amended Horizon 2015 Plan authorizes our Compensation Committee to provide equity-based compensation in the form of options, appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents and other awards that may be denominated or payable in, based on or related to shares of Common Stock, for the purpose of providing our non-employee directors, officers and other employees (and those of our subsidiaries), and certain non-employees who perform employee functions, incentives and rewards for performance. Some of the key features of the Amended Horizon 2015 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.
The use of Common Stock as part of our compensation program is important because it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe equity compensation provides additional motivation for directors and employees to create stockholder value because the value such individuals realize from their equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation, because our equity compensation awards are subject to vesting and/or performance criteria.
The following includes aggregated information regarding the overhang and dilution associated with the Horizon 2015 Plan. This information is as of March 18, 2016. As of that date, there were approximately 18,157,649 shares of Common Stock outstanding:
Under the Horizon 2015 Plan:

▪	Outstanding full-value awards (restricted stock, time-based restricted stock units, and performance-based stock units): 636,609 shares (3.51% of our outstanding Common Stock);

▪	Outstanding options: 355,808 shares (1.96% of our outstanding Common Stock) (outstanding options have an average exercise price of $10.34 and an average remaining term of 9.7 years);

▪	Total shares of Common Stock subject to outstanding awards, as described above (full-value awards and options): 992,417 shares (5.47% of our outstanding Common Stock);

▪	Total shares of Common Stock available for future awards under the Horizon 2015 Plan: 930,941 shares (5.13% of our outstanding Common Stock); and

▪
The total number of shares of Common Stock subject to outstanding awards (992,417 shares), plus the total number of shares available for future awards, under the Horizon 2015 Plan (930,941 shares), represents a current overhang percentage of 10.59% (in other words, the potential dilution of our stockholders represented by the Horizon 2015 Plan).

The closing price on the NYSE for our Common Stock on March 18, 2016 was $12.25 per share. The Amended Horizon 2015 Plan would not increase the aggregate share limit under the Horizon 2015 Plan.
In 2015, we granted awards under the Horizon 2015 Plan covering 668,018 shares of Common Stock. Approximately 35.68% of the awards granted in 2015 were “replacement awards,” granted as a result of the adjustment of certain awards outstanding under TriMas’ equity plan at the time of the spin-off.
We intend to utilize the shares authorized under the Amended Horizon 2015 Plan to continue our practice of incentivizing key individuals through annual equity grants. As noted below, our Compensation Committee retains full discretion under the Amended Horizon 2015 Plan to determine the number and amount of awards to be granted under the Amended Horizon 2015 Plan, subject to the terms of the Amended Horizon 2015 Plan, and future benefits that may be received by recipients under the Amended Horizon 2015 Plan are not determinable at this time.

Section 162(m) Performance Measures
As discussed above, the Company’s primary reason for submitting this proposal to stockholders is to obtain stockholder approval of the material terms for “qualified performance-based compensation” under the Amended Horizon 2015 Plan for purposes of Section 162(m) of the Code. Such stockholder approval is expected to enable us to structure certain awards so that they may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
In particular, the Amended Horizon 2015 Plan includes a list of performance measures upon which the Compensation Committee must condition a grant or vesting of a “qualified performance-based award” pursuant to the Amended Horizon 2015 Plan, which measures are as follows (including relative or growth achievement regarding such measures):

▪
Profits (e.g., gross profit, EBITDA, operating income, EBIT, EBT, net income, net sales, cost of sales, earnings per share, residual or economic earnings, inventory turnover, operating profit, economic profit - these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

▪
Cash Flow (e.g., free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, net cash provided by operating activities, net increase (or decrease) in cash and cash equivalents, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

▪	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

▪	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

▪	Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues);

▪	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

▪
Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, market capitalization, total return to stockholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

▪
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, cost targets, selling, general and administrative expenses, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, productivity, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

Summary of Material Changes from Horizon 2015 Plan
Extension of Term. The Amended Horizon 2015 Plan extends the expiration date of the Horizon 2015 Plan from June 30, 2025 to the tenth anniversary of the date stockholders approve the Amended Horizon 2015 Plan.
Additional Performance Measure. The Amended Horizon 2015 Plan also adds market capitalization as an enumerated performance metric for Qualified Performance-Based Awards as described below.
Amended Horizon 2015 Plan Highlights
Administration. The Amended Horizon 2015 Plan will generally be administered by the Compensation Committee.
Reasonable Amended Horizon 2015 Plan Limits. Subject to adjustment as described in the Amended Horizon 2015 Plan, total awards under the Amended Horizon 2015 Plan are limited to 2,000,000 shares, plus any shares recycled into the Amended Horizon 2015 Plan as described below. These shares may be shares of original issuance or treasury shares or a combination of the two.
The Amended Horizon 2015 Plan also provides that, subject to adjustment as described in the Amended Horizon 2015 Plan:

▪
the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of incentive stock options (“Incentive Stock Options” or “ISOs”), will not exceed 2,000,000 shares of Common Stock;

▪	no participant will be granted stock options and/or appreciation rights (“SARs”), in the aggregate, for more than 250,000 shares of Common Stock during any calendar year;

▪
no participant will be granted awards of restricted shares, restricted stock units, performance shares and/or other stock-based awards that are Qualified Performance-Based Awards, in the aggregate, for more than 500,000 shares of Common Stock during any calendar year;

▪
no participant in any calendar year will receive an award of performance units and/or other awards payable in cash that are Qualified Performance-Based Awards, having an aggregate maximum value as of their respective grant dates in excess of $2,500,000;

▪	no participant in any calendar year will receive a cash incentive award that is a Qualified Performance-Based Award having an aggregate maximum value in excess of $5,000,000;

▪	no non-employee director will be granted, in any period of one calendar year, awards under the Amended Horizon 2015 Plan in excess of 50,000 shares of Common Stock; and

▪
up to 5% of the maximum number of shares of Common Stock available for awards under the Amended Horizon 2015 Plan may be used for awards under the Amended Horizon 2015 Plan that do not at grant comply with the applicable one-year minimum vesting or performance period requirements (further described below) applicable to such awards.

A “Qualified Performance-Based Award” is any cash incentive award or award of performance shares, performance units, restricted shares, restricted stock units, or Other Awards (as defined below), granted to certain “covered employees” (as defined in Section 162(m) of the Code) that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.
Allowances for Conversion Awards and Assumed Plans. Common Stock issued or transferred under awards granted under the Amended Horizon 2015 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted shares, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other Amended Horizon 2015 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended Horizon 2015 Plan, under circumstances further described in the Amended Horizon 2015 Plan, but will not count against the aggregate share limit or other Amended Horizon 2015 Plan limits described above.
Limited Share Recycling Provisions. If any award granted under the Amended Horizon 2015 Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under the Amended Horizon 2015 Plan. The following shares of Common Stock will not be added (or added back, as applicable) to the aggregate share limit under the Amended Horizon 2015 Plan: (1) shares withheld by us in payment of the exercise price of an option; (2) shares tendered or otherwise used in payment of an option’s exercise price; and (3) shares that are repurchased by us with stock option proceeds. However, shares of Common Stock withheld or otherwise used to satisfy a tax withholding obligation will be added (or added back) to the aggregate share limit (subject to certain limitations described in the Amended Horizon 2015 Plan). Further, all shares of Common Stock covered by SARs that are exercised and settled in shares, whether or not all shares of Common Stock covered by the SARs are actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the Amended Horizon 2015 Plan. If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate number of shares available under the Amended Horizon 2015 Plan.
Minimum Vesting Periods/Double-Trigger Change in Control. The Amended Horizon 2015 Plan provides that, except for awards under which up to an aggregate of 5% of the maximum number of shares of Common Stock available under the Amended Horizon 2015 Plan may be granted:

▪
Time-based restrictions on stock options, SARs, restricted shares, restricted stock units and other share-based awards may not lapse solely by the passage of time sooner than after one year, unless the Compensation Committee specifically provides for those restrictions to lapse sooner, including (1) by virtue of the retirement, death or disability of a participant or (2) in the event of a change in control only where either (A) within a specified period of time a participant is involuntarily terminated for reasons other than for cause or terminates his or her employment or service for good reason or (B) such awards are not assumed or converted into replacement awards in a manner described in the applicable award agreement (we refer to any change in control satisfying these conditions as a double-trigger change in control); and

▪
If restrictions on stock options, SARs, restricted shares, restricted stock units and other share-based awards lapse upon the achievement of management objectives, the applicable performance period must be at least one year, and the performance period for performance shares and performance units must be at least one year, unless the Compensation Committee specifically provides for earlier lapse or modification, including by virtue of the retirement, death or disability of a participant or a double-trigger change in control.

No Repricing Without Stockholder Approval. The repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the Amended Horizon 2015 Plan) is prohibited without stockholder approval under the Amended Horizon 2015 Plan.
Change in Control Definition. The Amended Horizon 2015 Plan includes a definition of “change in control,” which is set forth below.

Other Features.

▪
The Amended Horizon 2015 Plan also provides that, except with respect to converted, assumed or substituted awards as described in the Amended Horizon 2015 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of our Common Stock on the date of grant; and

▪	The Amended Horizon 2015 Plan is designed to allow awards made under the Amended Horizon 2015 Plan to be Qualified Performance-Based Awards.
Summary of Other Material Terms of the Amended Horizon 2015 Plan
Administration: The Amended Horizon 2015 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended Horizon 2015 Plan. References to the “Compensation Committee” in this Proposal 2 refer to the Compensation Committee or such other committee designated by the Board, as applicable. The Compensation Committee may from time to time delegate all or any part of its authority under the Amended Horizon 2015 Plan to any subcommittee thereof. Any interpretation, construction and determination by the Compensation Committee of any provision of the Amended Horizon 2015 Plan, or of any agreement, notification or document evidencing the grant of awards under the Amended Horizon 2015 Plan, will be final and conclusive. To the extent permitted by applicable law, the Compensation Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Compensation Committee may by resolution, subject to certain restrictions set forth in the Amended Horizon 2015 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the Amended Horizon 2015 Plan, and (2) determine the size of such awards. However, the Compensation Committee may not delegate such responsibilities to officers for awards granted to certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act or subject to Section 162(m) of the Code.
Eligibility: Any person who is selected by the Compensation Committee to receive benefits under the Amended Horizon 2015 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the Amended Horizon 2015 Plan. In addition, certain persons who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected to participate in the Amended Horizon 2015 Plan. As of March 18, 2016, there were approximately 101 employees, and 6 non-employee directors of the Company expected to participate in the Amended Horizon 2015 Plan.
Shares Available for Awards under the Amended Horizon 2015 Plan: Subject to adjustment as described in the Amended Horizon 2015 Plan, the number of shares of Common Stock available under the Amended Horizon 2015 Plan for awards of:

▪	Stock options or appreciation rights;

▪	Restricted shares;

▪	Restricted stock units;

▪	Performance shares or performance units;

▪	Other stock-based awards under the Amended Horizon 2015 Plan; or

▪	dividend equivalents paid with respect to awards under the Amended Horizon 2015 Plan;
will be, in the aggregate, 2,000,000 shares of Common Stock, plus any shares of Common Stock that become available under the Amended Horizon 2015 Plan as a result of forfeiture, cancellation, expiration, or cash settlement of awards (the “Available Shares”). The Available Shares may be shares of Common Stock of original issuance, treasury shares or a combination of the two.
Other Share Limits Under the Amended Horizon 2015 Plan: The Amended Horizon 2015 Plan also includes certain other share limits, as described above under “Amended Horizon 2015 Plan Highlights.”
Up to 5% of the maximum number of shares of Common Stock available for awards under the Amended Horizon 2015 Plan, as may be adjusted pursuant to the Amended Horizon 2015 Plan, may be used for awards that do not at grant comply with the applicable one-year minimum vesting and performance period requirements for such awards.
Share Counting: The aggregate number of shares of Common Stock available under the Amended Horizon 2015 Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under the Amended Horizon 2015 Plan.
If any award granted under the Amended Horizon 2015 Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the shares of Common Stock subject to the award will, to the extent of such cancellation, forfeiture, expiration or cash settlement, again be available under the Amended Horizon 2015 Plan.
The Amended Horizon 2015 Plan further provides that the following shares of Common Stock will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Amended Horizon 2015 Plan: (1) shares of Common Stock withheld by us in payment of the exercise price of a stock option granted under the Amended Horizon 2015 Plan; (2) shares of Common Stock tendered or otherwise used in payment of the exercise price of a stock option granted under the Amended Horizon 2015 Plan; (3) shares of Common Stock subject to an appreciation right granted under the Amended Horizon 2015 Plan that are not actually issued in connection with its Common Stock settlement on exercise; and (4) Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the Amended Horizon 2015 Plan. However, Common Stock withheld or otherwise used to satisfy a tax withholding obligation will be added (or added back) to the aggregate share limit (subject to certain limitations described in the Amended Horizon 2015 Plan). In addition, if under the Amended Horizon 2015 Plan a participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate number of shares of Common Stock available under the Amended Horizon 2015 Plan.
Common Stock issued or transferred pursuant to awards granted under the Amended Horizon 2015 Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries will not count against the share limits under the Amended Horizon 2015 Plan. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended Horizon 2015 Plan, but will not count against the share limits under the Amended Horizon 2015 Plan.
Types of Awards Under the Amended Horizon 2015 Plan: Pursuant to the Amended Horizon 2015 Plan, the Company may grant stock options (including “incentive stock options” as defined in Section 422 of the Code (or “Incentive Stock Options”)), appreciation rights, restricted shares, restricted stock units, performance shares, performance units, cash incentive awards, and certain other awards based on or related to our Common Stock.
Generally, each grant of an award under the Amended Horizon 2015 Plan will be evidenced by an award agreement or agreements, or an Evidence of Award, which will contain such terms and provisions as the Compensation Committee may determine, consistent with the Amended Horizon 2015 Plan. A brief description of the types of awards which may be granted under the Amended Horizon 2015 Plan is set forth below.
Stock Options: A stock option is a right to purchase Common Stock upon exercise of the stock option. Stock options granted to an employee under the Amended Horizon 2015 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that does not comply with those requirements, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than ten years after the date of grant.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the applicable vesting and forfeiture provisions. However, generally no grant of stock options may become exercisable sooner than after one year or a one-year performance period. A grant of stock options may provide for the earlier exercise of the stock options, including in the event of retirement, death or disability of the participant or in the event of certain qualifying events occurring after a change in control of the Company (as described below).
Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (1) cash or check acceptable to the Company, or wire transfer of immediately available funds; (2) the actual or constructive transfer to the Company of Common Stock owned by the participant (or certain other consideration permitted under the Amended Horizon 2015 Plan) with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Compensation Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; and (5) such other methods as may be approved by the Compensation Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the Amended Horizon 2015 Plan may not provide for dividends or dividend equivalents. The exercise of a stock option will result in the cancellation on a share-for-share basis of any Tandem SAR (as described below).
Appreciation Rights: The Amended Horizon 2015 Plan provides for the grant of SARs, which may be granted as either Tandem SARs or Free-Standing SARs. A Tandem SAR is a SAR that is granted in tandem with a stock option or similar right. A Free-Standing SAR is a SAR that is not granted in tandem with a stock option or similar right. A SAR is a right, exercisable by the surrender of a related stock option (if a Tandem SAR) or by itself (if a Free-Standing SAR), to receive from us an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price (or option exercise price if a Tandem SAR) and the value of our Common Stock on the date of exercise. Tandem SARs may be granted at any time prior to the exercise or termination of the related stock options, but a Tandem SAR awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.
Each grant of a SAR will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. However, no grant of SARs may be exercisable sooner than after one year or a one-year performance period. A grant of SARs may provide for earlier exercise, including in the case of retirement, death or disability of the participant or in the event of certain qualifying events occurring after a change in control of the Company (as described below). Any grant of SARs may specify management objectives that must be achieved as a condition of the exercise of such SARs. A SAR may be paid in cash, Common Stock or any combination of the two. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of appreciation rights held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than ten years from the date of grant.
Tandem SARs may be exercised only at a time when the related stock options are also exercisable and the spread (the excess of the fair market value of a share of Common Stock over the exercise price) is positive, by surrender of the related stock option for cancellation. SARs granted under the Amended Horizon 2015 Plan may not provide for dividends or dividend equivalents.
Restricted Shares: Restricted shares constitute an immediate transfer of the ownership of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Compensation Committee for a period of time determined by the Compensation Committee or until certain management objectives specified by the Compensation Committee are achieved. Each such grant or sale of restricted shares may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant. If the elimination of the restrictions is based solely on the passage of time, the period of time will be no shorter than one year.
Any grant of restricted shares may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted shares, but, for restricted shares that vest upon the achievement of management objectives, the performance period must be at least one year. Any grant of restricted shares may require that any or all dividends or distributions paid on restricted shares that remain subject to a substantial risk of forfeiture be automatically deferred and reinvested in additional restricted shares, which may be subject to the same restrictions as the underlying restricted shares. However, dividends or other distributions on restricted shares with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Each grant of restricted shares will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.
Any grant or sale of restricted shares may provide for the earlier termination of restrictions on such restricted shares, including in the event of retirement, death or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below), except in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change in control of the Company) where such early termination would cause the award to fail to so qualify.
Restricted Stock Units: Restricted stock units awarded under the Amended Horizon 2015 Plan constitute an agreement by the Company to deliver Common Stock, cash, or a combination thereof, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Compensation Committee may specify. Each grant or sale of restricted stock units may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Stock on the date of grant. During the restriction period applicable to restricted stock units, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the restricted stock units and no right to vote them. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of and on the terms determined by the Compensation Committee, on a current, deferred or contingent basis, either in cash or in additional Common Stock, but dividend equivalents or other distributions on Common Stock under the restricted stock units with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Each grant of a restricted stock unit award will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. Each grant of restricted stock units will specify that the amount payable with respect to such restricted stock units will be paid in cash, Common Stock, or a combination of the two.
If the restriction period applicable to any grant of restricted stock units lapses only by the passage of time, it will be no shorter than one year. If a grant of restricted stock units specifies that the restriction period will terminate only upon the achievement of management objectives or that the restricted stock units will be earned based on the achievement of management objectives, then the applicable performance period must be at least one year. Any grant or sale of restricted stock units may provide for the earlier lapse or other modification of the restriction period, including in the event of retirement, death or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below), except in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change in control of the Company) where such early lapse or modification would cause the award to fail to so qualify.
Cash Incentive Awards, Performance Shares, and Performance Units: Performance shares, performance units and cash incentive awards may also be granted to participants under the Amended Horizon 2015 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Compensation Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards, being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. However, no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change in control of the Company) where it would result in the loss of the otherwise available exemption under Section 162(m) of the Code.
These awards, when granted under the Amended Horizon 2015 Plan, become payable to participants upon of the achievement of specified management objectives and upon such terms and conditions as the Compensation Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level, or is at or above the target level but falls short of maximum achievement. Each grant will specify the time and manner of payment of cash incentive awards, performance shares or performance units that have been earned, and any grant may further specify that any such amount may be paid or settled by the Company in cash, Common Stock, restricted shares, restricted stock units or any combination thereof. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid. Each grant of performance shares, performance units or cash incentive awards will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.
The performance period with respect to a cash incentive award, performance share, or performance unit will be a period of time (not less than one year) determined by the Compensation Committee on the grant date. The performance period may be subject to earlier lapse or modification, including in the event of retirement, death or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below). However, no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change in control of the Company) where it would result in the loss of the otherwise available exemption under Section 162(m) of the Code.
Other Awards: The Compensation Committee may grant such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Compensation Committee. Common Stock delivered under an award in the nature of a purchase right granted under the Amended Horizon 2015 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, notes or other property, as the Compensation Committee determines.
In addition, the Compensation Committee may grant cash awards, as an element of or supplement to any other awards granted under the Amended Horizon 2015 Plan. The Compensation Committee may also grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended Horizon 2015 Plan or under other plans or compensatory arrangements, subject to terms determined by the Compensation Committee in a manner than complies with Section 409A of the Code.
If the earning or vesting of, or elimination of restrictions applicable to, Other Awards is based only on the passage of time rather than the achievement of management objectives, the period of time will be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, Other Awards is based on the achievement of management objectives, the performance period must be at least one year. Any grant of an Other Award may provided for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, or disability of the participant or upon certain qualifying events following a change in control of the Company (as described below). However, no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the participant or a change in control of the Company) where it would result in the loss of the otherwise available exemption under Section 162(m) of the Code.
“Double-Trigger” Accelerated Vesting upon Change in Control. The Amended Horizon 2015 Plan includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change in control of the Company. Under the Amended Horizon 2015 Plan, the vesting of awards will accelerate in connection with a change in control only where either (1) within a specified period the participant’s service is involuntarily terminated for reasons other than for cause or the participant terminates his or her employment or service for good reason or (2) the award is not assumed or converted into a replacement award in a manner described in the Evidence of Award.
The Amended Horizon 2015 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Compensation Committee in any Evidence of Award, a change of control will be deemed to have occurred if: (1) a person or group becomes the beneficial owner of 35% or more of our then-outstanding Common Stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (2) individuals who constituted the Board cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the Amended Horizon 2015 Plan (subject to certain exceptions); (3) the Company closes a reorganization, merger, consolidation, significant sale of assets or other similar transaction resulting in a substantial change in its ownership or leadership, as further described in the Amended Horizon 2015 Plan; or (4) the Company’s stockholders approve its complete liquidation or dissolution.
Management Objectives; Qualified Performance-Based Awards: The Amended Horizon 2015 Plan permits the Company to grant both Qualified Performance-Based Awards and awards that are not intended to be Qualified Performance-Based Awards, and provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives.
Management objectives are defined as the measurable performance objective or objectives established pursuant to the Amended Horizon 2015 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Compensation Committee, stock options, appreciation rights, restricted shares, restricted stock units, dividend equivalents or Other Awards. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.
The Compensation Committee may grant awards subject to management objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. Under the Amended Horizon 2015 Plan, the management objectives applicable to any Qualified Performance-Based Award to a covered employee must be based on one or more, or a combination, of the metrics set forth above under the heading “Section 162(m) Performance Measures.”
Additionally, in the case of a Qualified Performance-Based Award, each such management objective must be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Compensation Committee and to the extent consistent with Section 162(m) of the Code, will exclude the effects of certain designated items identified at the time of grant. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a change in control of the Company) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the management objectives or minimum acceptable level of achievement with respect to such covered employee.
Transferability of Awards: Except as otherwise provided by the Compensation Committee, no stock option, appreciation right, restricted share, restricted stock unit, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the Amended Horizon 2015 Plan may be transferred by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the Amended Horizon 2015 Plan be transferred for value. Except as otherwise determined by the Compensation Committee, stock options and appreciation rights will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
The Compensation Committee may specify at the grant date that all or part of the shares of Common Stock that are subject to awards under the Amended Horizon 2015 Plan will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions: The Compensation Committee will make or provide for such adjustments in the: (1) numbers of shares of Common Stock covered by outstanding stock options, appreciation rights, restricted shares, restricted stock units, performance shares and performance units granted under the Amended Horizon 2015 Plan; (2) if applicable, number of shares of Common Stock covered by Other Awards granted pursuant to the Amended Horizon 2015 Plan; (3) exercise price or base price provided in outstanding stock options and appreciation rights; (4) kind of shares covered thereby; (5) cash incentive awards; and (6) other award terms, as the Compensation Committee in its sole discretion in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
In the event of any such transaction or event, or in the event of a change in control of the Company, the Compensation Committee will provide in substitution for any or all outstanding awards under the Amended Horizon 2015 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or appreciation right with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Compensation Committee may in its discretion elect to cancel such stock option or appreciation right without any payment to the person holding such stock option or appreciation right. The Compensation Committee will make or provide for such adjustments to the numbers and kind of shares available for issuance under the Amended Horizon 2015 Plan and the share limits of the Amended Horizon 2015 Plan as the Compensation Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.
Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the Company, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or appreciation rights, or (2) cancel outstanding stock options or appreciation rights in exchange for cash, Other Awards or stock options or appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or appreciation rights, as applicable, without stockholder approval. The Amended Horizon 2015 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and appreciation rights and that it may not be amended without approval by our stockholders.
Detrimental Activity and Recapture: Any Evidence of Award may provide for the cancellation or forfeiture and repayment to us of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service engages in any detrimental activity. In addition, any Evidence of Award may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Compensation Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.
Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the Amended Horizon 2015 Plan, the Compensation Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended Horizon 2015 Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements may include any provisions that are inconsistent with the terms of the Amended Horizon 2015 Plan as then in effect unless the Amended Horizon 2015 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.
Withholding: To the extent the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Amended Horizon 2015 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements, in the discretion of the Compensation Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Stock, and such participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Compensation Committee, we will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the participant may elect, unless otherwise determined by the Compensation Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Common Stock held by such participant. The shares used for tax withholding will be valued at an amount equal to the market value of such shares of Common Stock on the date the benefit is to be included in participant’s income. In no event will the market value of the shares of Common Stock to be withheld and delivered pursuant to the Amended Horizon 2015 Plan to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of stock options.
No Right to Continued Employment: The Amended Horizon 2015 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.
Effective Date of the Amended Horizon 2015 Plan: The Amended Horizon 2015 Plan will be effective on the date it is approved by our stockholders.
Amendment and Termination of the Amended Horizon 2015 Plan: The Board generally may amend the Amended Horizon 2015 Plan from time to time in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the Amended Horizon 2015 Plan, (2) would materially increase the number of shares which may be issued under the Amended Horizon 2015 Plan, (3) would materially modify the requirements for participation in the Amended Horizon 2015 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NYSE, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the Amended Horizon 2015 Plan’s prohibition on repricing, the Compensation Committee generally may amend the terms of any award prospectively or retroactively (except in the case of Qualified Performance-Based Award (other than in connection with the participant’s death or disability or a change in control of the Company) where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code). Except in the case of certain adjustments permitted under the Amended Horizon 2015 Plan, no such amendment may be taken that would impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and Section 162(m) of Code and subject to certain other limitations set forth in the Amended Horizon 2015 Plan (and notwithstanding the Amended Horizon 2015 Plan’s minimum vesting requirements), including in the case of termination of employment due to death, disability or retirement, in the case of unforeseeable emergency or other special circumstances, or in the event of a change in control of the Company, the Compensation Committee may accelerate the vesting of certain awards granted under the Amended Horizon 2015 Plan (except that with respect to Qualified Performance-Based Awards, no such action may be taken if it would result in the loss of the otherwise available exemption of such award under Section 162(m) of the Code).
The Board may, in its discretion, terminate the Amended Horizon 2015 Plan at any time. Termination of the Amended Horizon 2015 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Amended Horizon 2015 Plan on or after the tenth anniversary of the date it is approved by our stockholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the Amended Horizon 2015 Plan.
Federal Income Tax Consequences
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended Horizon 2015 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended Horizon 2015 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Shares. The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted Common Stock received.
Nonqualified Stock Options. In general:

▪	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

▪
at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

▪
at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
Appreciation Rights. No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received on the exercise.
Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to the Company or its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the Amended Horizon 2015 Plan, such as time-vested restricted shares and restricted stock units, cannot qualify as performance-based awards under Section 162(m) of the Code, and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.
New Plan Benefits
It is not possible to determine specific amounts and types of awards that may be awarded in the future under the Amended Horizon 2015 Plan because the grant and actual settlement of awards under the Amended Horizon 2015 Plan are subject to the discretion of the plan administrators.

The following table shows, as to each Named Executive Officer, or NEO, and the various indicated groups, the aggregate number of stock option awards under the Horizon 2015 Plan from inception through March 18, 2016:

Number of Options Granted
Named Executive Officers:
A. Mark Zeffiro, President and Chief Executive Officer	181,607
David G. Rice, Chief Financial Officer	26,507
Jay Goldbaum, Legal Director	9,283
All current executive officers as a group	217,397
All current non-employee directors as a group	—
Each nominee for election as a director:
A. Mark Zeffiro	181,607
Richard D. Siebert	—
Each associate of any of the foregoing	—
Each other person who received at least 5% of all options granted	—
All employees, excluding current executive officers	135,681

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE COMPANY’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

The Audit Committee has appointed Deloitte as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2016. Deloitte was engaged as our independent registered public accounting firm for the fiscal year ended December 31, 2015. Representatives of Deloitte are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, make a statement.
The appointment of Deloitte as the independent registered public accounting firm for the Company is being presented to the stockholders for ratification. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote on the matter, provided that a quorum of at least a majority of the outstanding shares are present or represented at the meeting. If you abstain from voting on this matter, your abstention will have the same effect as a vote against the matter. If you hold your shares through a broker and you do not instruct the broker on how to vote on this “routine” proposal, your broker will nevertheless have authority to vote your shares on this “routine” proposal in your broker’s discretion. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, unless specified otherwise.
Fees Paid to Independent Auditor
The following table presents fees billed by Deloitte for professional audit services rendered related to the audits of the Company’s annual financial statements for the years ended December 31, 2015 and 2014.

	2015	2014(1)
Audit Fees	$844,000	$—
Audit-related Fees	4,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	$848,000	$—
______________________________________

(1)
Horizon was not an independent, public company in 2014 and did not exist as an entity until January 14, 2015. Horizon did not engage an independent registered public accounting firm in 2014 and did not incur fees from Deloitte during such period.

Audit and Audit-Related Fees
Audit fees billed for services rendered in connection with the audit of the Company’s annual financial statements were approximately $844,000 for 2015. Audit-related fees, primarily related to agreed upon procedures in connection with a governmental grant attestation engagement, were approximately $4,000 for 2015.
Tax Fees
There were no tax fees billed by Deloitte during 2015.
There were no non-audit services provided by Deloitte in 2015.
We have been advised by Deloitte that neither the firm nor any member of the firm has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee’s pre-approval is required for all audit and non-audit services provided by the independent registered public accounting firm.
On an ongoing basis, management communicates specific projects and categories of service for which it wishes to engage the independent registered public accounting firm. The Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent registered public accounting firm. No services are undertaken which are not pre-approved. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All of the services provided by Deloitte, our independent auditor in 2015, including services related to audit, audit-related fees, tax fees and all other fees described above, were approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by:

▪	each person known by us to beneficially own more than 5% of the Common Stock;

▪	each of the Company’s directors and director nominees;

▪	each of the NEOs; and

▪	all of the Company’s directors and executive officers as a group.
The percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares, (1) voting power, which includes the power to vote or to direct the voting of the security, (2) investment power, which includes the power to dispose of or to direct the disposition of the security, or (3) rights to acquire Common Stock that are currently exercisable or convertible, or will become exercisable or convertible within 60 days of the Record Date. Except as indicated in the footnotes to this table, each beneficial owner named in the following table has sole voting and sole investment power with respect to all shares beneficially owned. As of the Record Date, the Company had 18,157,649 shares outstanding.

	Shares Beneficially Owned
Name and Beneficial Owner	Number	Percentage
Tocqueville Asset Management L.P.(1) 40 West 57th Street, 19th Floor, New York, NY 10019	1,363,000	7.5%
First Manhattan Co.(2) 399 Park Avenue, New York, NY 10022	1,223,435	6.7%
BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10055	1,198,327	6.6%
LMCG Investments, LLC(4) 200 Clarendon Street, T-28, Boston, MA 02116	909,213	5.0%
David C. Dauch(5)	6,436	—%
Richard L. DeVore(5)	6,436	—%
Jay Goldbaum(6)	1,298	—%
Denise Ilitch(5)	8,711	—%
Scott G. Kunselman(5)	2,375	—%
David G. Rice(6)	18,625	—%
Richard D. Siebert(5)	9,436	—%
Samuel Valenti(5)	21,788	—%
A. Mark Zeffiro(6)	56,956	—%
All executive officers and directors as a group (9 persons)(7)	132,061	—%
_______________________________________

(1)	Information contained in the columns above is as of December 31, 2015 and based on a report on Schedule 13G filed with the SEC on January 26, 2016 by Tocqueville Asset Management L.P.

(2)
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on February 12, 2016 by First Manhattan Co. (“First Manhattan”). As of December 31, 2015, First Manhattan had sole voting power with respect to 273,450 shares of Common Stock, shared voting power with respect to 898,585 shares of Common Stock, sole dispositive power with respect to 273,450 shares of Common Stock, and shared dispositive power with respect to 949,985.

(3)
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on January 22, 2016 by BlackRock, Inc. (“BlackRock”). As of December 31, 2015, BlackRock had sole voting power with respect to 1,140,423 shares of Common Stock and sole dispositive power with respect to 1,198,327 shares of Common Stock.

(4)
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on February 16, 2016 by LMCG Investments, LLC (“LMCG”). As of December 31, 2015, LMCG had sole voting power with respect to 644,156 shares of Common Stock and sole dispositive power with respect to 909,213 shares of Common Stock.

(5)
For each of Messrs. Dauch, DeVore, Siebert and Valenti and Ms. Ilitch, the number set forth in the table includes 6,436 restricted stock units, respectively, all vesting May 1, 2016; and for Mr. Kunselman, the number set forth in the table includes 2,375 restricted stock units, all vesting May 1, 2016.

(6)	For each of Messrs. Goldbaum, Rice, and Zeffiro, the number set forth in the table includes 283, 662, and 7,876 RSAs, respectively.

(7)	Each director and NEO owns less than one percent of the outstanding shares of the Common Stock and securities authorized for issuance under the Horizon 2015 Plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)) (c)
Equity compensation plans approved by security holders	590,655	$10.57	1,397,454
Equity compensation plans not approved by security holders	—	$—	—
________________________________________

(1)	The weighted-average exercise price relates to outstanding stock options only. The Company’s restricted stock unit awards have no exercise price.

(2)
As of December 31, 2015, includes 1,397,454 million shares available for future issuance under the Horizon 2015 Plan, all of which may be issued for awards other than stock options, restricted stock units or stock appreciation rights.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers and greater than 10% stockholders (if any) to file reports of ownership and changes in ownership with respect to our securities with the SEC and to furnish copies of these reports to us. We reviewed the filed reports and written representations from our directors, executive officers and greater than 10% stockholders regarding the necessity of filing reports. We believe that all of our officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements for 2015 with respect to the Company.
Executive Officers
Officers of the Company serve at the pleasure of the Board.

Name	Age	Title
A. Mark Zeffiro	50	President, Chief Executive Officer and Co-Chair of the Board
David G. Rice	52	Chief Financial Officer
Jay Goldbaum	34	Legal Director, Chief Compliance Officer and Corporate Secretary
A. Mark Zeffiro. Business experience provided under “Director and Director Nominees.”
David G. Rice. Mr. Rice was named our chief financial officer on June 30, 2015 in connection with the spin-off from TriMas. From January 14, 2015 through June 29, 2015, Mr. Rice served as vice president and a director of Horizon. Mr. Rice was previously division finance officer for TriMas’ subsidiary Cequent Performance Products, Inc. since 2011. Prior to his appointment in 2011, Mr. Rice held various positions within TriMas, including group controller from 2005 to 2009 and vice president of corporate audit from 2009 to 2011. Before joining TriMas in 2005, Mr. Rice held divisional controller positions with GKN Sinter Metals, a leading supplier of powdered metal precision components, from 2004 to 2005, and Mueller Industries, Inc., a manufacturer and distributor of copper, brass, aluminum and plastic fittings, valves and related tubular flow control and industrial products, from 1998 to 2004. Mr. Rice held positions of increasing financial leadership at The Woodbridge Group from 1994 to 1998, a company offering urethane and bead foam technologies to the automotive and commercial vehicle industries and other business sectors. Mr. Rice began his career in public accounting with Coopers and Lybrand and brings over 30 years of accounting and financial leadership, mergers and acquisitions and management of international operations experience.
Jay Goldbaum. Mr. Goldbaum was named our legal director, chief compliance officer and corporate secretary on June 30, 2015 in connection with the spin-off from TriMas. From January 14, 2015 through June 29, 2015, Mr. Goldbaum served as vice president, corporate secretary and a director of Horizon. Mr. Goldbaum was previously associate general counsel-commercial law for TriMas since January 2014. Mr. Goldbaum joined TriMas in January 2012 and held the position of legal counsel. Before joining TriMas, Mr. Goldbaum was an associate in the corporate and litigation practice groups at the law firm of Jaffe, Raitt, Heuer & Weiss, P.C. from September 2007 to August 2011. Mr. Goldbaum also held the position of chief operating officer at Teal Media, an internet design and communications company, from August 2011 to October 2011.

TRANSACTIONS WITH RELATED PERSONS
Policy for Review, Approval or Ratification of Transactions with Related Parties
Pursuant to its written charter, the Audit Committee is responsible for reviewing reports and disclosures of insider and affiliated party transactions and monitoring compliance with The Spirit and The Letter, which requires employees to disclose in writing any outside activities, financial interests, relationships or other situations that do or may involve a conflict of interest or that present the appearance of impropriety.
Pursuant to the written charter of the Governance Committee and the written Corporate Governance Guidelines, members of the board of directors must properly notify the President and Chief Executive Officer and the Chair of the Governance Committee if any actual or potential conflict of interest arises between us and such member. After notification, the board of directors will evaluate and resolve the matter in our best interest upon recommendation of the Governance Committee.
It is also our policy that the Audit Committee review and approve all transactions (other than those that are de minimis in nature) in which we participate and in which any related person has or will have a direct or indirect material interest. In reviewing and approving such transactions, the Audit Committee obtains all information it believes to be relevant to a review and approval of the transaction. After consideration of the relevant information, the Audit Committee approves only those related person transactions that are determined not to be inconsistent with our best interests.
EXECUTIVE COMPENSATION
Introduction
As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer) serving as executive officers at the end of the fiscal year. This section provides information about the executive compensation program in place for the Company’s NEOs for 2015, who are:
(1)    A. Mark Zeffiro - President and Chief Executive Officer;
(2)    David G. Rice - Chief Financial Officer; and
(3)    Jay Goldbaum - Legal Director, Chief Compliance Officer and Corporate Secretary.
The information provided for 2015 reflects compensation earned at TriMas (up to immediately prior to the spin-off) and Horizon (immediately following the spin-off through the end of 2015). The information provided for 2014 reflects compensation earned at TriMas only.
All 2015 executive compensation decisions for our NEOs prior to the spin-off were made or overseen by the compensation committee of the TriMas board of directors (the “TriMas Compensation Committee”) or TriMas management, as further described below, and all 2015 executive compensation decisions for our NEOs after the spin-off were made or overseen by the Horizon Compensation Committee.

2015 Summary Compensation Table
The following table sets forth compensation information for 2014 and 2015 for our NEOs.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)(1)	($)(2)(3)	($)(4)	($)(5)	($)(6)	($)
A. Mark Zeffiro, President and Chief Executive Officer	2015	536,335	—	1,476,204	481,771	599,200	112,950	3,206,460
	2014	467,650	—	885,907	—	221,005	107,062	1,681,624
David G. Rice, Chief Financial Officer	2015	264,819	50,000	224,371	41,603	146,800	35,292	762,885
	2014	236,899	—	75,670	—	22,416	15,835	350,820
Jay Goldbaum, Legal Director	2015	178,042	65,000	109,086	15,854	87,670	20,717	476,369
	2014	153,164	2,220	34,694	—	18,624	4,355	213,057
________________________________

(1)
Mr. Goldbaum received a one-time cash bonus in the amount of $15,000 from TriMas at the time of the spin-off based on his role as associate general counsel-commercial law for TriMas and for his efforts in connection with the consummation of the spin-off. On October 1, 2015, Messrs. Rice and Goldbaum, in recognition of their leadership efforts during the period immediately following the spin-off, each received a one-time cash bonus in the amount of $50,000.

(2)
All 2015 awards in this column relate to restricted stock units granted under, or now subject to, the Horizon 2015 Plan, which awards were calculated in accordance with FASB ASC Topic 718. On March 1, 2015, each NEO received TriMas time-based restricted stock unit awards intended to vest ratably over a three-year period. See “Treatment of Outstanding TriMas Equity Awards in Connection with Spin-Off” for information about the treatment of the NEOs’ TriMas equity awards in connection with the spin-off. On August 15, 2015, each NEO was granted Horizon time-based restricted stock units that are scheduled to vest in full on July 1, 2018, with the grant date fair value of such grants being $1,061,072 for Mr. Zeffiro, $188,288 for Mr. Rice, and $93,361 for Mr. Goldbaum. Also on August 15, 2015, each NEO was granted additional Horizon time-based restricted stock units that are scheduled to vest in full on March 5, 2017, with the grant date fair value of such grants being $130,179 for Mr. Zeffiro, $10,976 for Mr. Rice, and $4,706 for Mr. Goldbaum.

(3)
All 2014 awards under this column related to restricted stock units granted under TriMas equity plans. Such awards are now subject to the Horizon 2015 Plan. See “Treatment of Outstanding TriMas Equity Awards in Connection with Spin-Off” for information about the treatment of the NEOs’ TriMas equity awards in connection with the spin-off.

(4)
On August 15, 2015, each NEO was granted stock options, with a ten-year term and generally scheduled to vest ratably on August 15, 2016, March 1, 2017 and March 1, 2018, respectively, with the grant date fair value of such grants being $372,641 for Mr. Zeffiro, $32,391 for Mr. Rice, and $14,086 for Mr. Goldbaum. On October 7, 2015, each NEO was granted stock options, with a ten-year term and generally scheduled to vest in full on March 5, 2017, with the value of such grants being $109,130 for Mr. Zeffiro, $9,212 for Mr. Rice, and $1,768 for Mr. Goldbaum, in each case calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for 2015 are included in footnote 13 - Equity Awards to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(5)
Short-term incentive plan payments are made in the year subsequent to which they were earned. Short-term incentive amounts earned for 2015 were approved by the Horizon Compensation Committee on January 26, 2016. See “2015 Short-Term Incentive Compensation Plan” below for more information about these awards.

(6)
This column includes flexible cash allowances and Company contributions to retirement and 401(k) plans. Specifically, in 2015, Mr. Zeffiro received a flexible cash allowance of $55,000, while Messrs. Rice and Goldbaum each received a flexible cash allowance of $12,500. Company contributions during 2015 into the retirement and 401(k) plans were $57,950 for Mr. Zeffiro, $22,792 for Mr. Rice, and $8,217 for Mr. Goldbaum.

Treatment of Outstanding TriMas Equity Awards in Connection with Spin-Off
With respect to outstanding TriMas equity incentive awards, other than performance stock units held by our NEOs, that were outstanding on the date of the spin-off and for which the underlying security was TriMas common stock, each outstanding TriMas stock option, restricted share and restricted stock unit was equitably adjusted into an award of the same type covering Horizon common stock. The Horizon awards are subject to substantially the same terms and conditions after the spin-off as the terms and conditions applicable to the original TriMas awards prior to the spin-off, except:

▪
With respect to each adjusted stock option award covering Horizon common stock, the per-share exercise price for such award was equitably adjusted so that the award retained immediately after the spin-off, in the aggregate, the same intrinsic value that the original TriMas stock option award had immediately prior to the spin-off (subject to rounding);

▪
With respect to each adjusted stock option, restricted share, and restricted stock unit award covering Horizon common stock, the number of underlying shares of common stock subject to such award was equitably adjusted so that the award retained immediately after the spin-off, in the aggregate, the same intrinsic value that the award had immediately prior to the spin-off (subject to rounding);

▪
With respect to any continuous employment requirement associated with the TriMas equity incentive awards, such requirement was or is being satisfied after the spin-off by our NEOs based on their continuous employment with Horizon;

▪
To the extent any original TriMas equity incentive award was subject to accelerated vesting or exercisability in the event of a “change of control,” the corresponding post-spin-off Horizon equity incentive awards generally accelerate in the same manner in the event of a change of control of Horizon; and

▪
NEOs who held TriMas restricted shares prior to the spin-off received no Horizon common stock with respect to such restricted shares (other than the adjusted Horizon restricted shares described above) in connection with the distribution of Horizon common stock to TriMas stockholders generally.

With respect to TriMas performance stock units held by our NEOs that were outstanding on the date of the spin-off and for which the underlying security was TriMas common stock, such performance stock units were equitably adjusted (and converted into time-based restricted stock units) in accordance with the terms of TriMas’ equity plans so that, generally, the awards retained immediately after the spin-off, in the aggregate, the same intrinsic value and vesting period that the awards had immediately prior to the spin-off.
2015 Named Executive Officer Compensation Program Description
Overview of Key 2015 Program Elements
The main elements of both the pre-spin TriMas’ 2015 and post-spin Horizon 2015 compensation structure for our NEOs and a description of each element are provided below:

Element	Nature	Pre-Spin Description	Post-Spin Description
Base Salary	Fixed	Fixed compensation component payable in cash; reviewed annually and subject to adjustment	Fixed compensation component payable in cash; reviewed annually and subject to adjustment
Short-Term Incentive (“STI”) Compensation Plan Awards	Variable	STI paid in cash and equity (20% of award paid in TriMas service-based restricted stock unit awards, subject to one-year vesting) payable based on performance against annually established goals	STI paid in cash and payable based on performance against annually established goals
Long-Term Incentive (“LTI”) Plan	Variable	LTI equity based awards consisting of restricted stock units covering TriMas common stock	LTI equity based awards include restricted stock units and stock options covering Horizon common stock
Retirement and Welfare Benefits	Fixed	Retirement plans, health care and insurance benefits	Retirement plans, health care and insurance benefits
Perquisites and Personal Benefits	Fixed	Flexible cash allowance and executive physicals	Flexible cash allowance and executive physicals
Role of Independent Consultant
Following the spin-off, the Horizon Compensation Committee retained the services of an external independent executive compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to work for the Horizon Compensation Committee in its review of executive and non-employee director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations.
At no time following the spin-off, nor at any other time, has the Compensation Committee directed Meridian to perform its services in any particular manner, or using any particular methodology.
The Compensation Committee has the final authority to hire and terminate the consultant, and the Compensation Committee will evaluate the consultant annually. Pursuant to SEC rules, the Compensation Committee will annually assess the independence of Meridian and in 2015 the Compensation Committee concluded that no conflict of interest exists that would prevent Meridian from independently representing the Compensation Committee. Meridian does not provide any consulting advice to Horizon, or any of its subsidiaries, outside the scope of executive compensation and will not do so without the prior consent of the Compensation Committee chair. Meridian meets with the Compensation Committee chair and the Compensation Committee outside the presence of management.

Key 2015 Named Executive Officer Compensation Components and Decisions
A description of the material elements of the 2015 executive compensation program for our NEOs is provided in the following paragraphs.
2015 Base Salary
Base salaries for our NEOs are generally established based on the scope of their responsibilities, prior relevant experience and skills, and competitive market pay levels. Each year, the Horizon Compensation Committee will consider whether to grant merit increases and/or merit-based adjustments to Horizon’s NEOs. In doing so, it expects to consider several factors such as individual responsibilities, Company and individual performance, experience and alignment with market levels.

	January 1, 2015	July 1, 2015
Name	Base Salary	Base Salary	Percent Increase
A. Mark Zeffiro	$474,600	$600,000	26.4%
David G. Rice	$240,400	$290,000	20.6%
Jay Goldbaum	$156,800	$200,000	27.6%
With respect to 2015, Messrs. Zeffiro, Rice and Goldbaum each received salary increases reflective of an increase in each of their respective responsibilities as of the date of the spin-off.
2015 Short-Term Incentive Compensation Plan
The goal of STI compensation is to support our overall business objectives by aligning performance with the goals of stockholders and focusing attention on the key measures of success. STI compensation is designed to accomplish this goal by providing the opportunity for additional cash rewards when pre-established performance goals are achieved. STI awards will be provided under our 2015 Equity and Incentive Compensation Plan. NEO STI compensation for 2015 is described below in three subsections: “STI: Pre-Spin Period”; “STI: Post-Spin Period”; and “STI: 2015 Summary”.
STI: Pre-Spin Period
Target Awards: January 1, 2015 - June 30, 2015
2015 STI target award opportunities were provided to our NEOs at the beginning of 2015 under TriMas’ 2011 Omnibus Incentive Compensation Plan. Each of our NEOs received a 2015 STI target award opportunity that was expressed as a percentage of base salary.
Mr. Zeffiro’s 2015 STI target award opportunity was established by the TriMas Compensation Committee and based on financial performance metrics and targets for 2015 at the Cequent company-wide level, which included those companies distributed to Horizon stockholders in connection with the spin-off (the “Cequent Performance Measures”). Mr. Rice’s 2015 STI target award opportunity was established by Mr. Zeffiro and the TriMas Compensation Committee, and was based on the Cequent Performance Measures. For Messrs. Zeffiro and Rice, depending on the performance results achieved, actual awards generally could vary as a percent of target from a threshold of 0% to a maximum of 200%.
Mr. Goldbaum’s STI target award opportunity for 2015 was established by TriMas management and the TriMas Compensation Committee, and was based on financial performance metrics and targets for 2015 at the TriMas company-wide level (the “TriMas Performance Measures”). For Mr. Goldbaum, depending on the performance results achieved, his actual award generally could vary as a percent of target from a threshold of 0% to a maximum of 220%.
2015 STI target awards for the pre-spin-off performance period are shown in the following chart:

Name	Pre-Spin Target STI Award Amount	Target Award as a % of January 1, 2015 Base Salary
A. Mark Zeffiro	$356,000	75.0%
David G. Rice	$96,000	39.9%
Jay Goldbaum	$31,400	20.0%
Consistent with the TriMas program design, all TriMas STI participants, including the NEOs prior to the spin-off, whose target awards exceed $20,000 were scheduled to receive 80% of any earned award in cash and the remaining 20% in the form of TriMas restricted stock units that vest in full one year from the grant date, generally subject to continued employment. The number of units awarded is based on the 20% award value divided by the closing share price on the date of the restricted stock unit grant.
Performance Measures: January 1, 2015 - June 30, 2015
The Cequent Performance Measures consisted of the following metrics:

▪
Sales - 20%. This metric provides for rewards based on performance in Cequent’s consolidated level of net sales volume achieved. For purposes of this computation, net sales means net trade sales excluding all intercompany activity.

▪
Operating Profit Margin - 30%. This measure rewards based on Cequent’s performance in recurring operating profit as a percent of sales (operating margin). Recurring operating profit means earnings before interest, taxes, bonus expense and other income/expense, and excludes certain non-recurring charges (cash and non-cash) associated with business restructuring, cost savings projects and asset impairments.

▪
Gross Profit - 30%. This measure provides for rewards based on Cequent’s performance in recurring gross profit as a percent of net sales (gross margin). Recurring gross profit means net trade sales (excluding intercompany sales) less cost of sales (bonus expense included in the calculation of cost of sales is excluded) and excludes certain non- recurring charges (cash and non-cash) associated with business restructuring, cost savings projects and asset impairments.

▪
Cash Flow - 20%. Cash flow is the sum of recurring operating profit (defined above), adjusted (1) up or down for other income/expense, (2) up or down for changes in working capital, (3) upward for depreciation and amortization, and (4) downward for capital expenditures, cash interest and cash taxes.

The specific Cequent Performance Measures and actual achievements were as follows:

		Target Performance
Financial Performance Measure	Weighting	Threshold (40% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance	Percentage of Incentive Earned
Sales (in millions)	20.0%	$307.0	$323.2	$355.5	$300.9	—%
Operating Profit Margin	30.0%	9.39%	10.14%	11.14%	7.62%	—%
Gross Profit	30.0%	25.91%	27.11%	28.11%	25.04%	—%
Cash Flow (in millions)	20.0%	$(21.5)	$(19.6)	$(15.7)	$(9.0)	40.0%
Total	100.0%					40.0%
The TriMas Performance Measures consisted of the following metrics:

▪
Sales - 30%. This metric provides for rewards based on TriMas’ consolidated level of net sales volume achieved. For purposes of this computation, net sales means net trade sales excluding all TriMas intercompany activity.

▪
Operating Profit Margin - 40%. This measure rewards based on performance in recurring operating profit as a percent of sales (operating margin). Recurring operating profit means earnings before interest, taxes, and other income/expense, and excludes certain non-recurring charges (cash and non-cash) associated with business restructuring, cost savings projects and asset impairments.

▪
Cash Flow - 30%. Cash flow is the sum of recurring operating profit (defined above), adjusted (1) up or down for other income/expense, (2) up or down for changes in working capital, (3) upward for depreciation and amortization, and (4) downward for capital expenditures, cash interest and cash taxes.

The specific TriMas Performance Measures and actual achievements were as follows:

		Target Performance
Financial Performance Measure	Weighting	Threshold (40% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance	Percentage of Incentive Earned
Sales (in millions)	30.0%	$713.4	$792.7	$832.3	$749.9	18.0%
Operating Profit Margin	40.0%	8.42%	9.92%	10.42%	9.46%	32.0%
Cash Flow (in millions)	30.0%	$(61.0)	$(43.1)	$(25.2)	$(10.4)	60.0%
Total	100.0%					110.0%

Award Determination: January 1, 2015 - June 30, 2015
Following the spin-off, in July 2015, the TriMas Compensation Committee determined the degree to which the STI goals for the 2015 pre-spin performance period were achieved, which actual results are highlighted in the tables above for the Cequent Performance Measures and TriMas Performance Measures. As a result, our NEOs earned the following STI awards for the 2015 pre-spin performance period:

Name	Target STI Award as a % of January 1, 2015 Base Salary	Full Year Target STI Award Amounts	Actual STI Award Earned	Pro-rated STI Award Amount Earned
A. Mark Zeffiro	75.0%	$356,000	40.0%	$71,200
David G. Rice	40.0%	$96,000	40.0%	$19,200
Jay Goldbaum	20.0%	$31,400	110.0%	$17,270
The Horizon Compensation Committee subsequently approved the NEOs’ STI awards for the 2015 pre-spin performance period, with payout of such awards to be made simultaneously with the approved payout of the NEOs STI awards for the 2015 post-spin performance period further described below. See “STI: 2015 Summary” for more information about payout of the NEOs’ STI awards for the 2015 pre-spin performance periods. In approving the NEO STI awards for the 2015 pre-spin performance period, the Horizon Compensation Committee determined that the STI awards for both the pre- and post-spin performance periods would be paid 100% in cash.
STI: Post-Spin Period
Target Awards: July 1, 2015 - December 31, 2015
Following the spin-off, the Horizon Compensation Committee approved new STI target opportunities for each of Messrs. Zeffiro, Rice and Goldbaum, respectively, applicable to the post-spin performance period. The Horizon Compensation Committee revised the Cequent Performance Measures for the post-spin performance period to reflect certain costs incurred by Horizon in connection with the spin-off, standalone public company costs, costs related to certain restructuring activities and, more generally, to align metrics and associated weighting with Horizon’s publicly-stated profit improvement initiative (the “Horizon Performance Measures”). For the post-spin performance period, the Horizon Performance Measures applied to each of Messrs. Zeffiro, Rice and Goldbaum. Depending on the performance results achieved, the NEOs actual awards generally could vary as a percent of target from a threshold of 0% to a maximum of 200%.
2015 STI Target awards for the post-spin-off performance period are shown in the following chart:

Name	Post-Spin Target STI Award Amount	Target Award as a % of July 1, 2015 Based Salary
A. Mark Zeffiro	$600,000	100.0%
David G. Rice	$145,000	50.0%
Jay Goldbaum	$80,000	40.0%
Performance Measures: July 1, 2015 - December 31, 2015
The Horizon Performance Measures consisted of the following metrics:

▪
Sales - 20%. This metric provides for rewards based on Horizon’s performance in level of net sales volume achieved. For purposes of this computation, net sales means net trade sales excluding all intercompany activity and adjusted for foreign currency fluctuation.

▪
Recurring Operating Profit % - 60%. This metric provides for rewards based on Horizon’s performance in consolidated recurring operating profit as a percent of net sales. For purposes of this computation, recurring operating profit means earnings before interest, taxes and other income/expense, and excludes certain non-recurring charges (cash and non-cash) associated with business restructuring, cost savings projects and asset impairments.

▪
Recurring Cash Flow - 20%. This metric provides for rewards based on Horizon’s recurring cash flow, which is the sum of Horizon’s recurring operating profit (defined above), adjusted (1) up or down for other income/expense, (2) up or down for changes in working capital, (3) upward for depreciation and amortization, and (4) downward for capital expenditures, cash interest and cash taxes.

The specific Horizon Performance Measures and actual achievements were as follows:

		Target Performance
Financial Performance Measure	Weighting	Threshold (40% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance	Percentage of Incentive Earned
Sales (in millions)	20.0%	$270.8	$285.1	$313.6	$280.6	16.0%
Recurring Operating Profit %	60.0%	4.20%	4.95%	5.95%	6.98%	120.0%
Recurring Free Cash Flow (in millions)	20.0%	$30.1	$33.4	$40.1	$56.9	40.0%
Total	100.0%					176.0%
Award Determination: July 1, 2015 - December 31, 2015
In January 2016, the Horizon Compensation Committee determined the degree to which the STI goals for the 2015 post-spin-off performance period were achieved, which actual results are highlighted in the table above for the Horizon Performance Measures.
As a result, our NEOs earned the following STI awards for the post-spin 2015 performance period:

Name	Target STI Award as a % of July 1, 2015 Base Salary	Full Year Target STI Award Amount	Actual STI Award Earned	Pro-rated STI Award Amount Earned
A. Mark Zeffiro	100.0%	$600,000	176.0%	$528,000
David G. Rice	50.0%	$145,000	176.0%	$127,600
Jay Goldbaum	40.0%	$80,000	176.0%	$70,400
STI: 2015 Summary
Total STI awards earned by, and paid out to, our NEOs for the pre- and post-spin 2015 performance periods are as follows:

	Pre-Spin Period			Post-Spin Period
Name	Target STI Award as a % of January 1, 2015 Base Salary	Full-Year Target STI Award Amount	Pro-rated STI Award Amount Earned	Target STI Award as a % of July 1, 2015 Base Salary	Full-Year Target STI Award Amount	Pro-rated STI Award Amount Earned	Total STI Award Amount Earned and Paid in Cash
A. Mark Zeffiro	75.0%	$356,000	$71,200	100.0%	$600,000	$528,000	$599,200
David G. Rice	40.0%	$96,000	$19,200	50.0%	$145,000	$127,600	$146,800
Jay Goldbaum	20.0%	$31,400	$17,270	40.0%	$80,000	$70,400	$87,670
Long-Term Incentive Program
The Horizon 2015 Plan allows for equity compensation to our directors and employees. We believe equity compensation provides additional motivation for directors and employees to create stockholder value because the value such individuals realize from their equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation, because our equity compensation awards are subject to vesting and/or performance criteria.
2015 LTI awards issued under the Horizon 2015 Plan to our NEOs are described below in three subsections: “LTI: 2015 Pre-Spin Period”; “LTI: 2015 Post-Spin Period”; and “LTI: 2015 Summary”.
LTI: 2015 Pre-Spin Period
TriMas historically maintained three operational equity incentive plans, referred to as the TriMas Corporation 2002 Long-Term Equity Incentive Plan, the TriMas Corporation 2006 Long-Term Equity Incentive Plan and the TriMas Corporation 2011 Omnibus Incentive Compensation Plan (these last two plans, collectively, the “TriMas Equity Plans”). In accordance with the terms of such plans, equity awards were generally subject to the anti-dilution provisions of such plans, which in the case of some corporate events require anti-dilution adjustments to the terms and provisions of such awards, including the exercise price of outstanding TriMas stock options.

TriMas LTI plan awards were granted to each of our NEOs at the beginning of 2015 under TriMas’ 2011 Omnibus Incentive Compensation Plan (the “2015 Pre-Spin LTI Awards”). The 2015 Pre-Spin LTI Awards were approved by the TriMas Compensation Committee, with such awards based on a percentage of each NEO’s base salary. The 2015 Pre-Spin LTI Awards granted to each of our NEOs are as follows:

Name	Pre-Spin LTI Award Amount	Pre-Spin LTI Award Amount as % of January 1, 2015 Base Salary
A. Mark Zeffiro	$415,132	87.5%
David G. Rice	$36,083	15.0%
Jay Goldbaum	$15,725	10.0%
The dollar values set forth in the above chart reflect a number of restricted stock units based on TriMas’ closing stock price on March 1, 2015.
As described above, the 2015 Pre-Spin LTI Awards were comprised solely of service-based restricted stock units generally vesting in three equal installments on the first three anniversaries of the grant date of the award.
The 2015 Pre-Spin LTI Awards were equitably adjusted into Horizon restricted stock unit awards at the time of the spin-off, with such adjusted awards being governed by the Horizon 2015 Plan. Please refer to “Treatment of Outstanding TriMas Equity Awards in Connection with Spin-Off” for information about the treatment of the NEOs’ 2015 Pre-Spin LTI Awards in connection with the spin-off.
LTI: 2015 Post-Spin Period
Immediately following the spin-off, the Horizon 2015 Plan became effective. The Horizon 2015 Plan is Horizon’s only operational equity incentive plan. Awards under the Horizon 2015 Plan are generally subject to the anti-dilution provisions of such plans, which may in the case of some corporate events require anti-dilution adjustments to the terms and provisions of such awards, including the exercise price of outstanding stock options.
Following the spin-off, the Horizon Compensation Committee granted Horizon LTI Plan awards to our NEOs and certain other eligible participants in order to promote the achievement of the Company’s strategic goals (the “2015 Post-Spin LTI Awards”). The 2015 Post-Spin LTI Awards consist of service-based restricted stock units and stock options, and are summarized in the following chart:

Name	Service-Based RSUs	Stock Options Granted August 15, 2015	Stock Options Granted October 7, 2015	Total 2015 Post-Spin LTI Award Amount	Total 2015 Post-Spin LTI Award Amount as Percent of Salary
A. Mark Zeffiro	$1,061,072	$372,641	$109,130	$1,542,843	257.1%
David G. Rice	$188,288	$32,391	$9,212	$229,891	79.3%
Jay Goldbaum	$93,361	$14,086	$1,768	$109,215	54.6%
The service-based restricted stock unit awards listed in the above chart were granted on August 15, 2015. The number of restricted stock units subject to each award was determined based on (1) the amount of the dollar value of the restricted stock unit awards; divided by (2) the average closing price of Horizon’s common stock for the period July 1, 2015 through August 14, 2015. Such restricted stock unit awards are generally scheduled to vest in full on March 5, 2017 or July 1, 2018, as applicable, as further described under the 2015 Summary Compensation Table.
On August 15, 2015, each NEO was also granted stock options with a ten-year term and scheduled to vest ratably on August 15, 2016, March 1, 2017, and March 1, 2018, respectively, with the value of such grants being $372,641 for Mr. Zeffiro, $32,391 for Mr. Rice, and $14,086 for Mr. Goldbaum (the “August Option Awards”). The number of stock options granted was determined based (1) on the amount of the dollar value of August Option Awards, divided by (2) the product of (a) the average closing price of Horizon’s common stock for the period July 1, 2015 through August 14, 2015, and (b) the Black-Scholes Valuation factor of 39.54%. The stock options underlying the August Stock Option Awards have a strike price of $11.02.
On October 7, 2015, in recognition of each NEO’s leadership during the post-spin-off performance period, each NEO was granted additional stock options with a ten-year term and generally scheduled to vest in full on March 5, 2017, with the value of such grants being $109,130 for Mr. Zeffiro, $9,212 for Mr. Rice, and $1,768 for Mr. Goldbaum (the “October Option Awards”). The number of stock options granted was determined based on (1) the amount of the dollar value of October Option Awards, divided by (2) the product of (a) the closing price of Horizon’s common stock on October 7, 2015, and (b) the Black-Scholes Valuation factor of 39.54%. The stock options underlying the October Option Awards have a strike price of $9.20.

LTI: 2015 Summary
Total 2015 LTI awards granted to our NEOs during both the pre- and post-spin periods are as follows:

	Pre-Spin LTI Awards	Post-Spin LTI Awards
Name	Service-Based RSUs Awarded	Service-Based RSUs Awarded	Stock Option Awards Granted	Total 2015 LTI Award
A. Mark Zeffiro	$415,132	$1,061,072	$481,771	$1,957,975
David G. Rice	$36,083	$188,288	$41,603	$265,974
Jay Goldbaum	$15,725	$93,361	$15,854	$124,940
TriMas 2013 PSU Grants (2013 to 2015 Performance Period) - Results and Conversion
In 2013, the TriMas Compensation Committee awarded Messrs. Zeffiro and Rice performance-based restricted stock unit (“PSU” award opportunities initially designed to be earned based on the achievement by TriMas of specific performance measures over a period of three calendar years.
The 2013 PSU award opportunities provided to Messrs. Zeffiro and Rice represented performance-based opportunities allocated 75% to TriMas’ earnings per share (“EPS”) growth rate and 25% to cash generation as a percentage of recurring net income from January 1, 2013 to December 31, 2015. Overall achievement could vary from 12.5% of the target award (assuming threshold performance) to 237.5% of the target award (assuming maximum performance), with no award earned if performance fell below threshold levels. However, in connection with the spin-off, TriMas’ relative achievement of the performance measures was evaluated through the date of the spin-off, rather than at the end of the original performance period.
TriMas’ threshold, target, and maximum growth rates (with resulting EPS amounts), achieved growth rates (with resulting EPS amounts) and resulting percentage of target award achieved for each portion of the PSU awards are summarized in the following table:

		1/1/2013 - 6/30/2015 Target Performance
Financial Performance Measure	Weighting	Threshold (40% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance	Percentage of Target Achieved
EPS Growth Rate	75.0%	4.0%	15.0%	24.0%	1.7%	—%
Cash Generation Rate	25.0%	16.0%	34.0%	47.0%	84.7%	50.0%
Total	100.0%					50.0%
The achieved EPS growth rate and cash generation percentage for each year reported above were calculated with adjustments for acquisitions, divestitures, severance, business restructuring costs, debt refinancing, expected seasonality, and equity offering dilution pursuant to the terms of the TriMas Equity Plans and as approved by the TriMas Compensation Committee.
After performance results were determined through the date of the spin-off, earned PSUs for each of Messrs. Zeffiro and Rice were equitably adjusted into time-based restricted stock units covering Horizon common stock, which restricted stock units vested in full on March 1, 2016. Please refer to “Treatment of Outstanding TriMas Equity Awards in Connection with Spin-Off” for information about adjustments made to our NEOs’ TriMas equity awards in connection with the spin-off.
TriMas 2014 PSU Grants (2014 to 2016 Performance Period) - Results and Conversion
In 2014, the TriMas Compensation Committee awarded Messrs. Zeffiro, Rice and Goldbaum PSU award opportunities initially designed to be earned based on the achievement by TriMas of specific performance measures over a period of three calendar years.
The 2014 PSU award opportunities provided to our NEOs represented performance-based opportunities allocated 75% to TriMas’ EPS growth and 25% to TriMas’ return on invested capital (“ROIC”) goals from January 1, 2014 to December 31, 2016. Overall achievement could vary from 7.5% of the target award (assuming threshold performance) to 237.5% of the target award (assuming maximum performance), with no award earned if performance fell below threshold levels. However, in connection with the spin-off, our NEOs’ 2014 PSU awards were determined based on the TriMas Compensation Committee’s evaluation of TriMas’ relative achievement of performance measures through the date of the spin-off and pro-rated based on the portion of the performance period completed as of the spin-off (the “Attained PSUs”).

TriMas’ threshold, target, and maximum growth rates (with resulting EPS amounts), achieved ROIC percentages and resulting percentage of target award achieved for each portion of the PSU awards are summarized in the following table:

		1/1/2014 - 6/30/2015 Target Performance
Financial Performance Measure	Weighting	Threshold (40% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance	Percentage of Target Achieved
EPS Growth Rate	75.0%	4.0%	15.0%	24.0%	6.3%	30.0%
ROIC	25.0%	12.3%	14.5%	17.9%	9.0%	—%
Total	100.0%					30.0%
TriMas’ achieved EPS growth rates and ROIC percentages for each year reported above were calculated with adjustments for acquisitions, divestitures, severance, business restructuring costs, debt refinancing, expected seasonality, and equity offering dilution pursuant to the terms of the TriMas Equity Plans and as approved by the TriMas Compensation Committee.
The Attained PSUs for each of Messrs. Zeffiro, Rice and Goldbaum were equitably adjusted into time-based restricted stock units covering Horizon common stock, which restricted stock units are schedule to vest in full on March 5, 2017. Please refer to “Treatment of Outstanding TriMas Equity Awards in Connection with Spin-Off” for information about adjustments made to our NEOs’ TriMas equity awards in connection with the spin-off.
Perquisites and All Other Compensation Amounts
Amounts set forth in the “All Other Compensation” column of the 2015 Summary Compensation Table for the NEOs include TriMas (during the pre-spin period) and Horizon (during the post-spin period) contributions to the retirement plans described below in the amount of $57,950 for Mr. Zeffiro, $22,792 for Mr. Rice, and $8,217 for Mr. Goldbaum.
Post-spin, each NEO became a participant in the Company’s Flexible Cash Allowance Policy, pursuant to which Mr. Zeffiro is entitled to a $55,000 annual allowance paid quarterly in cash, and Messrs. Rice and Goldbaum are each entitled to a $25,000 annual allowance paid quarterly in cash. During the post-spin period, in accordance with this policy, Mr. Zeffiro received $27,500 and Messrs. Rice and Goldbaum each received $12,500. Prior to the spin, Mr. Zeffiro participated in a flexible cash allowance policy administered by TriMas and substantially similar to that provided by Horizon. In 2015, prior to the spin, Mr. Zeffiro received $27,500 under the TriMas administered policy. Neither Mr. Rice nor Mr. Goldbaum were eligible to participate in the TriMas administered flexible cash allowance policy. The Horizon Flexible Cash Allowance Policy is in lieu of other TriMas and Horizon provided perquisites, including supplemental universal life insurance, automobile allowance, private club membership, and tax reimbursements.
Employment Agreements
During 2015, neither TriMas nor Horizon was a party to any employment contract with our NEOs.

Outstanding Equity Awards at 2015 Fiscal Year-End
The following table provides information about the outstanding share-based equity awards for each of our NEOs as of December 31, 2015:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(2)
A. Mark Zeffiro	3/1/2013(1)(3)	—	—	—	—	22,228	230,504
	3/5/2014(1)(5)	—	—	—	—	19,292	200,058
	3/1/2015(6)	—	—	—	—	30,153	312,687
	8/15/2015(7)	—	84,499	11.02	8/15/2025	96,286	998,486
	10/7/2015(8)	—	30,314	9.20	10/7/2025	—	—
David G. Rice	3/1/2013(1)(3)	—	—	—	—	1,874	19,433
	3/5/2014(1)(5)	—	—	—	—	1,623	16,831
	3/1/2015(6)	—	—	—	—	2,673	27,719
	8/15/2015(7)	—	7,345	11.02	8/15/2025	17,086	177,182
	10/7/2015(8)	—	2,559	9.20	10/7/2025	—	—
Jay Goldbaum	3/1/2013(1)(4)	—	—	—	—	552	5,724
	3/5/2014(1)(5)	—	—	—	—	695	7,207
	3/1/2015(6)	—	—	—	—	1,305	13,533
	8/15/2015(7)	—	3,194	11.02	8/15/2025	8,472	87,855
	10/7/2015(8)	—	491	9.20	10/7/2025	—	—
_______________________________________

(1)
All awards in these rows relate to TriMas restricted share awards (“RSAs”) and PSUs awarded under the TriMas Equity Plans that were adjusted into Horizon equity awards in connection with the spin-off. See “Treatment of Outstanding TriMas Equity Awards in Connection with Spin-Off” for information about the treatment of the NEOs’ stock awards in connection with the spin-off.

(2)	The market value is based on Horizon’s stock price as of December 31, 2015 ($10.37) multiplied by the number of shares or units granted.

(3)
Mr. Zeffiro and Mr. Rice received a TriMas RSA and a TriMas PSU award as a part of TriMas’ 2013 LTI awards. RSAs were designed to vest ratably over a three year period while the PSUs were designed to cliff vest after three years and are subject to targeted earnings per share and cumulative cash flow levels being attained by TriMas. In connection with the spin-off, the PSU awards were converted to Horizon RSU awards that cliff vest on March 1, 2016 and the RSA awards were converted into Horizon RSAs with substantially the same vesting schedule as the related TriMas RSAs. See “Treatment of Outstanding TriMas Equity Awards in Connection with Spin-Off” for information about the treatment of the NEOs’ equity awards in connection with the spin-off.

(4)
Mr. Goldbaum received a TriMas RSA award as part of TriMas’ 2013 CEO Key Contributor Awards. RSAs were designed to vest ratably over a three year period. In connection with the spin-off, these awards were adjusted into Horizon equity awards of the same type with substantially the same vesting schedule as the related TriMas awards. See “Treatment of Outstanding TriMas Equity Awards in Connection with Spin-Off” for information about the treatment of the NEOs’ equity awards in connection with the spin-off.

(5)
On March 5, 2014, each NEO received a TriMas RSA and a TriMas PSU award as a part of TriMas’ 2014 LTI awards. RSAs were designed to vest ratably over a three year period, while the PSUs were designed to cliff vest after three years and are subject to targeted earnings per share and return on invested capital results being attained by TriMas. In connection with the spin-off, the PSU awards were converted to Horizon RSU awards that cliff vest on March 5, 2017 and the RSA awards were converted into Horizon RSAs with substantially the same vesting schedule as the related TriMas RSAs. See “ Treatment of Outstanding TriMas Equity Awards in Connection with Spin-Off” for information about the treatment of the NEOs’ equity awards in connection with the spin-off.

(6)
On March 1, 2015, each NEO received a TriMas RSU award as a part of TriMas’ 2015 LTI awards. See “Executive Compensation - LTI: Pre-Spin Period” above for more information about these awards, including their vesting terms. In connection with the spin-off, these awards were adjusted into Horizon equity awards of the same type with substantially the same vesting schedule as the related TriMas awards. See “Treatment of Outstanding TriMas Equity Awards in Connection with Spin-Off” for information about the treatment of the NEOs’ equity awards in connection with the spin-off.

(7)
On August 15, 2015, each NEO received Horizon RSU and stock option awards as a part of Horizon’s 2015 LTI awards. See “Executive Compensation - LTI: 2015 Post-Spin Period” for more information about these awards, including their vesting terms.

(8)
On October 7, 2015, each NEO received a Horizon stock option award as a part of Horizon’s 2015 LTI awards. See “Executive Compensation - LTI: 2015 Post-Spin Period” for more information about these awards, including their vesting terms.

Benefits and Retirement Programs
Effective as of the spin-off, each NEO became eligible to participate in benefit plans available to substantially all Horizon U.S. employees. These benefit plans include the Company’s retirement program (comprised of a 401(k) savings component and a quarterly contribution component) (the “Horizon Retirement Program”), and the Company’s medical, dental, vision, group life and accidental death and dismemberment insurance programs (the “Horizon Health Benefits Program”). The Horizon Retirement Program and the Horizon Health Benefits Program are designed to reward continued employment with the Company and assist participants with financial preparation for retirement.
Under the Horizon Retirement Program, the Company makes matching contributions for each active participant in the 401(k) savings component equal to 25% of the participant’s permitted contributions, up to a maximum of 5% of the participant’s eligible compensation. In addition, for most employees, the Company may contribute up to an additional 25% of matching contributions based on the Company’s annual financial performance.
Under the terms of the Horizon Retirement Program, the Company contributes to each eligible employee’s plan account an amount determined as a percentage of such employee’s base pay. Each employee is eligible following one year of employment with the Company, with employment at TriMas immediately prior to the spin-off counting towards this eligibility requirement. The percentage is based on the employee’s age and for salaried employees ranges from 1.0% for employees under the age of 30 to 4.5% for employees age 50 and over. Messrs. Zeffiro and Rice are eligible for a quarterly contribution amount equal to 4.5% of their respective base pay, and Mr. Goldbaum is eligible for a quarterly contribution amount equal to 1.5% of his base pay.
Prior to the spin-off, the NEOs were eligible to participate in benefit plans administered by TriMas and substantially similar to the Horizon Retirement Program and the Horizon Health Benefits Program.
Executive Retirement Program
Effective as of the spin-off, each NEO became eligible for the Company’s executive retirement program, which provides retirement benefits in addition to those provided under the Horizon Retirement Program. The Company offers these additional programs to enhance total executive pay so that it remains competitive in the market. Effective July 1, 2015, the Company began funding a rabbi trust for its obligations under these programs. Trust assets are subject to the claims of the Company’s creditors in the event of bankruptcy.
Under the Company’s Supplemental Executive Retirement Plan (“SERP”), the Company made a contribution to each NEO’s account at the end of each quarter with the amount determined as a fixed percentage of their eligible compensation. The contribution percentages were based on each NEO’s age on the date of original participation in the SERP. Following the effective date of the spin-off and in accordance with the terms of the SERP, the Company’s contributions vest 100% after five years of eligible employment with the Company. The Company’s contributions immediately vest upon attainment of retirement age or death.
The Company’s Compensation Limit Restoration Plan (“CLRP”) provides each NEO benefits in the form of Company contributions which would have been payable under the quarterly contribution component of the Horizon Retirement Program, but for tax code limits on the amount of pay that can be considered in a qualified plan. There are no employee contributions permitted under the CLRP. The Company’s contributions under the CLRP vary as a percent of eligible compensation based on the age of each of our NEOs.
The executive retirement program also includes an elective deferral compensation feature to supplement the existing executive retirement program. Subject to the terms of the Company’s executive retirement program, each NEO may elect to defer up to 25% of base pay and up to 100% of annual cash incentive awards. Contributions to the Company’s executive retirement program are invested at the direction of each NEO based on the investment options in the Company’s retirement program. Each NEO’s investment directive may be amended at any time.
Prior to the spin-off, Mr. Zeffiro was eligible to participate in a TriMas-administered executive retirement program substantially similar to Horizon’s executive retirement program. Neither Mr. Rice nor Mr. Goldbaum were eligible to participate in the TriMas-administered executive retirement program.
Other Post-Employment Compensation
The Company maintains the Executive Severance/Change of Control Policy (“Severance Policy”), approved by the Compensation Committee following the spin-off. The Severance Policy covers each of our NEOs, with the Compensation Committee designating Mr. Zeffiro as a Tier I participant, and Messrs. Rice and Goldbaum as Tier II participants. The Severance Policy provides that the Company will make severance payments to a participant upon the termination of such participant’s employment under certain circumstances. The Severance Policy includes an excise tax “cap” provision, which will operate to reduce the total amount of payments due under the Severance Policy so as to avoid the imposition of excise taxes and the resulting loss of tax deductions to the Company under Section 280G of the Internal Revenue Code.

If the Company terminates the employment of Mr. Zeffiro for any reason other than cause, disability, or death, or if Mr. Zeffiro terminates his employment with Horizon for good reason, the Company will provide Mr. Zeffiro, as a Tier I participant, with: (1) two years’ annual base salary; (2) the value of STI payments equal to two years’ payout at his target level in effect at the date of termination (generally paid in equal installments over two years); (3) the value of any STI payment that has been declared for Mr. Zeffiro but not paid; (4) his pro-rated STI for the year of termination through the date of termination based on his target level and actual full-year performance; (5) immediate vesting upon the termination date of certain time-based vesting equity awards under the Horizon 2015 Plan and a pro rata portion of time-based vesting equity awards granted on or after March 2, 2013 (and certain performance equity awards based on actual performance) under the TriMas Equity Plans and now subject to the Horizon 2015 Equity Plan through the termination date; (6) executive level outplacement services for up to 12 months; and (7) continued medical benefits for up to 12 months following the termination date. If the Company terminates the employment of Mr. Rice or Mr. Goldbaum for any reason other than cause, disability, or death, or if Mr. Rice or Mr. Goldbaum terminates his employment with Horizon for good reason, Mr. Rice or Mr. Goldbaum, as Tier II participants, will receive severance benefits identical to those described above for Mr. Zeffiro, except that Mr. Rice or Mr. Goldbaum, as the case may be, will receive one year’s annual base salary and the value of STI payments equal to one year’s payout at his target level in effect at the date of termination (generally paid in equal installments over one year).
In the case of an NEO’s voluntary termination or termination for cause, the Company will pay the NEO’s accrued base salary through termination plus earned but unused vacation compensation (and, in the case of voluntary termination, the value of any STI payment that has been declared but not paid). All other benefits will cease as of the termination date. If the employment of one of our NEOs is terminated due to death, the Company will pay the NEO’s accrued but unpaid base salary and the value of the NEO’s accrued but unpaid STI compensation as of the date of death, and such NEO will fully vest in his outstanding equity awards, including performance-based equity awards at the target performance level. Other than continued participation in the Company’s medical benefit plan for such NEO’s dependents for up to 36 months, all other benefits will cease as of the date of such NEO’s death. If one of our NEOs is terminated due to becoming disabled, the Company will pay the NEO’s earned but unpaid base salary and the value of STI payments, and such NEO will fully vest in all his outstanding time-based equity awards and performance-based equity awards at the end of the performance period based on actual performance. All other benefits will cease as of the date of such termination in accordance with the terms of such benefit plans.
In the case of a qualifying termination of Mr. Zeffiro’s employment with the Company within two years of a change-of-control (as defined below), then, in place of any other severance payments or benefits, the Company will provide Mr. Zeffiro, as a Tier I participant, with: (1) a payment equal to 36 months of his base salary rate in effect at the date of termination; (2) the value of three years’ STI payouts at his target level in effect at the date of termination; (3) the value of any STI payment that has been declared for Mr. Zeffiro but not paid; (4) his pro-rated STI payout for the year of termination through the date of termination based on his target level and actual full-year performance; (5) immediate vesting upon the termination date of all unvested and outstanding time-based vesting equity awards; (6) immediate vesting upon the termination date of all unvested and outstanding performance-based equity awards based on target performance; (7) executive level outplacement services for up to 12 months; and (8) continued medical benefits for up to 36 months following the termination date, provided, that the timing of the foregoing payments would have been made in compliance with Code Section 409A. In the case of a qualifying termination of Mr. Rice or Mr. Goldbaum’s employment within two years of a change-of-control, the Company will provide Mr. Rice or Mr. Goldbaum, as Tier II Participants, with severance benefits identical to those described above for Mr. Zeffiro, except that Mr. Rice or Mr. Goldbaum, as the case may be, will receive a payment equal to the value of 24 months of his base salary rate in effect at the date of termination and the value of two years’ STI payouts at his target level in effect at the date of termination.
For purposes of the Severance Policy, “change-of-control” was generally deemed to have occurred upon the first of the following events:

1.
Any individual, entity or group acquires beneficial ownership of 35% or more of the voting power of the Company’s outstanding common stock, subject to certain exceptions, as described in the Severance Policy;

2.
A majority of members of the Board are replaced by directors whose appointment or election is not approved by two-thirds of the Company’s directors, subject to certain exceptions, as described in the Severance Policy;

3.
The Company consummates a reorganization, merger or certain other substantial corporate transactions resulting in a substantial change in the Company’s ownership or leadership, subject to certain exceptions, as described in the Severance Policy; or

4.	Approval by the Company’s stockholders of a complete liquidation or dissolution of Horizon, subject to certain exceptions, as described in the Severance Policy.
In addition, the Severance Policy requires that, in return for these benefits, each NEO has to refrain from competing against the Company for a period following termination that corresponds to the duration of any severance payments such NEO would be entitled to receive or 24 months (if no severance payments are payable).

The Severance Policy may be modified by the Compensation Committee at any time, provided that prior written consent is required of any NEO who is adversely impacted by the modification. Further, the Compensation Committee may amend or terminate the Severance Policy at any time upon 12 months’ written notice to any adversely affected NEO.
Prior to the spin-off, Mr. Zeffiro was covered by a TriMas executive severance/change of control policy operating substantially on the same terms as the Severance Policy. Neither Mr. Rice nor Mr. Goldbaum were covered by the TriMas executive severance/change of control policy.

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING

Who is entitled to vote?
The Company’s Common Stock constitutes the voting stock of the Company. As of March 18, 2016, there were no outstanding shares of preferred stock of the Company. Only record holders of Common Stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote those shares of Common Stock that they held on the Record Date. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

What constitutes a quorum?
For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum for all purposes. As of the Record Date, 18,157,649 shares of Common Stock were issued and outstanding and entitled to vote. Broker non-votes and proxies marked with abstentions or instructions to withhold votes will be counted as present in determining whether there is a quorum.

How do I vote?
Stockholders of Record.    If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. You may also vote via telephone or Internet (as indicated on your proxy card). If you attend the Annual Meeting, you may deliver your completed proxy card in person or vote by ballot.
Beneficial Owners.    If you complete and properly sign the accompanying voting instruction card and return it to your broker, trustee, bank or other nominee, it will be voted as you direct. You may also vote via telephone or Internet (as indicated on your voting instruction card). If you want to vote your shares at the Annual Meeting, you must request and obtain a proxy from such broker, trustee, bank or other nominee confirming that you beneficially own such shares and giving you the power to vote such shares.

How will my shares be voted?
Stockholders of Record. All shares represented by the proxies mailed to stockholders will be voted at the Annual Meeting in accordance with instructions given by the stockholders. Where no instructions are given, the shares will be voted: (1) for the election of the Boards’ nominees for two directors; (2) to approve the Amended Horizon 2015 Plan; and (3) for the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2016.
Beneficial Owners.   The brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed, and if no instructions from the beneficial owner are received on a matter deemed to be non-routine, they may not vote the shares on that matter. Under applicable law, a broker, bank, or nominee has the discretion to vote on routine matters, such as the ratification of the appointment of the Company’s independent registered public accounting firm, but does not have discretion to vote for or against the election of directors, and to approve the Amended Horizon 2015 Plan. Common Stock subject to broker non-votes will be considered present at the meeting for purposes of determining whether there is a quorum but the broker non-votes will not be considered votes cast with respect to that proposal. In order to avoid a broker non-vote of your shares on this proposal, you must send voting instructions to your bank, broker, or nominee.

Can I change my vote after I return my proxy card or voting instruction card?
Stockholders of Record.    You may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company, at 2600 West Big Beaver Road, Suite 555, Troy, Michigan 48084, either written notice revoking the proxy or a properly signed proxy that is dated later than the proxy card. If you attend the Annual Meeting, the individuals named as proxy holders in the enclosed proxy card will nevertheless have authority to vote your shares in accordance with your instructions on the proxy card unless you properly file such notice or new proxy.
Beneficial Owners.    If you hold your shares through a bank, trustee, broker or other nominee, you should contact such person to submit new voting instructions prior to the time such voting instructions are exercised.

What vote is required to approve each item?
Proposal 1 - Election of Directors.
The two nominees who receive the most votes cast at the Annual Meeting will be elected as directors. Accordingly, abstentions and broker non-votes will have no effect in determining the outcome of the vote on the election of directors. A properly signed proxy with instructions to withhold authority with respect to the election of one or more directors will not be voted for the director(s) so indicated.
Proposal 2 - Approval of the Horizon Global Corporation Amended and Restated 2015 Equity and Incentive Compensation Plan.
The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter will be necessary to approve the Amended Horizon 2015 Plan. Abstentions will have the same effect as a vote against the matter and broker non-votes will have no effect in determining the outcome of the vote on this proposal.
Proposal 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm.
The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter will be necessary to ratify the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, provided that a quorum is present. Abstentions will have the same effect as a vote against the matter. Although stockholder ratification of the appointment is not required by law and is not binding on the Company, the Audit Committee will take the appointment under advisement if such appointment is not so ratified.

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING

What will happen if other matters are raised at the meeting?
If any other matter is properly submitted to the stockholders at the Annual Meeting, its adoption will require the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date that is present or represented at the Annual Meeting. The Board of Directors does not propose to conduct any business at the Annual Meeting other than as stated above.

Who pays for the solicitation of proxies?
The accompanying proxy is being solicited by the Company’s Board of Directors. The Company will bear the cost of soliciting the proxies. Officers and other management employees of the Company will receive no additional compensation for the solicitation of proxies and may use mail, e-mail, personal interview and/or telephone.

How can I access the Company’s proxy materials and annual report on Form 10-K?
The SEC Filings subsection under the Investor Relations section on the Company’s website, http://www.horizonglobal.com, provides access, free of charge, to SEC reports as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. The Company has posted printable and searchable 2016 proxy materials to the Company’s website at http://investors.horizonglobal.com/2016proxystatement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, will be sent to any stockholder, without charge, upon written request sent to the Company’s executive offices at Horizon Global Corporation, Attention: Investor Relations, 2600 West Big Beaver Road, Suite 555, Troy, Michigan 48084 or by email to legaldirector@horizonglobal.com.
The references to the website address of the Company and SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement.

How and when may I submit a stockholder proposal or director nomination for the 2017 Annual Meeting of Stockholders (“2017 Annual Meeting”)?
For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2017 Annual Meeting, the Corporate Secretary must receive the written proposal at the Company’s principal executive offices no later than December 12, 2016. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to Horizon Global Corporation, Attention: Legal Director, Chief Compliance Officer and Corporate Secretary, 2600 West Big Beaver Road, Suite 555, Troy, Michigan 48084 or by fax to (248) 480-4175.
For a stockholder proposal or director nomination that is intended to be considered at the 2017 Annual Meeting, but not included in the Company’s proxy statement, the stockholder must give timely notice to the Corporate Secretary not earlier than January 17, 2017 and not later than the close of business on February 16, 2017. Any stockholder proposal must set forth, among other matters (1) a brief description of the business desired to be brought before the 2017 Annual Meeting and the reasons for conducting such business, (2) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (3) the number of shares of Common Stock that are beneficially owned by the stockholder, (4) any material interest of the stockholder in such business, and (5) any additional information that is required to be provided by the stockholder pursuant to the Company’s Amended and Restated Bylaws and Regulation 14A under the Exchange Act.

APPENDIX I

HORIZON GLOBAL CORPORATION
AMENDED AND RESTATED
2015 EQUITY AND INCENTIVE COMPENSATION PLAN

1.
Purpose. The purpose of this Plan is to attract and retain non-employee Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2.Definitions. As used in this Plan:
(a)“Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion.
(b)“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.
(c)“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.
(d)“Board” means the Board of Directors of the Company.
(e)“Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(f)“Change in Control” has the meaning set forth in Section 12 of this Plan.
(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time.
(h)“Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan consisting solely of no fewer than two Non-Employee Directors.
(i)“Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(j)“Company” means Horizon Global Corporation, a Delaware corporation, and its successors.
(k)“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
(l)“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Shares, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(m)“Director” means a member of the Board.
(n)“Effective Date” means the date this Plan is approved by the Shareholders.
(o)“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(q) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.
(r)“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.
(s)“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics):

(i)
Profits (e.g., gross profit, EBITDA, operating income, EBIT, EBT, net income, net sales, cost of sales, earnings per share, residual or economic earnings, inventory turnover, operating profit, economic profit - these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

(ii)
Cash Flow (e.g., free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, net cash provided by operating activities, net increase (or decrease) in cash and cash equivalents, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

(iv)	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v)	Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues);

(vi)	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii)
Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, market capitalization, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(viii)
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, cost targets, selling, general and administrative expenses, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, productivity, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

In the case of a Qualified Performance-Based Award, each Management Objective will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.
(t)“Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(u)“Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder by the U.S. Department of the Treasury.
(v)“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(w)“Option Price” means the purchase price payable on exercise of an Option Right.
(x)“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.
(y)“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.
(z)“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(aa)“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(ab)“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
(ac)“Plan” means this Horizon Global Corporation Amended and Restated 2015 Equity and Incentive Compensation Plan.
(ad)“Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units or other awards contemplated under Section 9 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.
(ae)“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
(af)“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(ag)“Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.
(ah)“Shareholder” means an individual or entity that owns one or more Common Shares.
(ai)“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.
(aj)“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.
(ak)“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.
(al)“Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.
3.Shares Available Under the Plan.
(a)Maximum Shares Available Under Plan.

(i)
Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under the Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Shares, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan shall be, in the aggregate, 2,000,000 Common Shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)	The aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.
(b)Share Counting Rules.

(i)
If any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under Section 3(a)(i).

(ii)
Notwithstanding anything to the contrary contained herein: (A) Common Shares withheld by the Company in payment of the Option Price of an Option Right will not be added back to the aggregate number of Common Shares available under Section 3(a)(i) above; (B) Common Shares tendered or otherwise used in payment of the Option Price of an Option Right will not be added to the aggregate number of Common Shares available under Section 3(a)(i) above; (C) Common Shares withheld by the Company or tendered or otherwise used to satisfy a tax withholding obligation will be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above (provided, however, that such recycling of Common Shares for tax withholding purposes will be limited to 10 years from the date of stockholder approval of the Plan if such recycling involves Common Shares that have actually been issued by the Company); (D) Common Shares subject to an Appreciation Right that are not actually issued in connection with its Common Shares settlement on exercise thereof will not be added back to the aggregate number of Common Shares available under Section 3(a)(i) above; and (E) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added to the aggregate number of Common Shares available under Section 3(a)(i) above. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of Common Shares available under Section 3(a)(i) above.

(c)Limit on Incentive Stock Options. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,000,000 Common Shares.
(d)Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i)	No Participant will be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 250,000 Common Shares during any calendar year.

(ii)
No Participant will be granted Qualified Performance-Based Awards of Restricted Shares, Restricted Stock Units, Performance Shares and/or other awards under Section 9 of this Plan, in the aggregate, for more than 500,000 Common Shares during any calendar year.

(iii)
In no event will any Participant in any calendar year receive Qualified Performance-Based Awards of Performance Units and/or other awards payable in cash under Section 9 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $2,500,000.

(iv)	In no event will any Participant in any calendar year receive Qualified Performance-Based Awards that are Cash Incentive Awards having an aggregate maximum value in excess of $5,000,000.

(v)	No non-employee Director will be granted, in any period of one calendar year, awards under the Plan in excess of 50,000 Common Shares.

(vi)
Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Common Shares available for awards under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 11 of this Plan, may be used for awards granted under Section 4 through Section 9 of this Plan that do not at grant comply with the applicable one-year minimum vesting or performance period requirements set forth in such sections of this Plan.

4.Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)Each grant will specify an Option Price per share, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c)Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d)To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.
(e)Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
(f)Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Option Rights may become exercisable sooner than after one year or a one-year performance period. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control only where either (i) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (ii) such Option Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.
(g)Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.
(h)Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(i)The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.
(j)No Option Right will be exercisable more than 10 years from the Date of Grant.
(k)Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(l)Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5.Appreciation Rights.
(a)The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.
(b)Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)
Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Appreciation Rights may become exercisable sooner than after one year or a one-year performance period. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control only where either (A) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Appreciation Rights are not assumed or converted into replacement awards in a manner described in the Evidence of Award.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.
(d)Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(e)Regarding Free-Standing Appreciation Rights only:

(i)
Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
6.Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
(c)Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than one year.

(d)Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).
(e)Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares; provided, however, that notwithstanding subparagraph (c) above, for Restricted Shares that vest upon the achievement of Management Objectives, the performance period must be at least one year.
(f)Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control only where either (i) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (ii) such Restricted Shares are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no award of Restricted Shares intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.
(g)Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.
(h)Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.
7.Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.
(b)If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives or that the Restricted Stock Units will be earned based on the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (d) below, the applicable performance period must be at least one year.
(c)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
(d)If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (b) above, each such grant or sale will be subject to a Restriction Period of not less than one year.
(e)Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control only where either (i) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (ii) such Restricted Stock Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no award of Restricted Stock Units intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the Restriction Period (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.
(f)During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(g)Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.
(h)Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.
(b)The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control only where either (i) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (ii) such Cash Incentive Awards, Performance Shares and Performance Units are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.
(c)Any grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.
(d)Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Shares or Restricted Stock Units or in any combination thereof.
(e)Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares or Restricted Shares or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.
(f)The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.
(g)Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.
9.Other Awards.
(a)Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
(b)Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 9 is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 9 is based on the achievement of Management Objectives, the performance period must be at least one year.
(e)Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of an award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of the Participant, or in the event of a Change in Control only where either (i) within a specified period the Participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (ii) such awards are not assumed or converted into replacement awards in a manner described in the Evidence of Award; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.
10.Administration of this Plan.
(a)This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any Covered Employee; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
11.Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee shall provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.
Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a)any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding Common Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (D) any acquisition pursuant to a transaction that complies with Sections 12(c)(i), (c)(ii) and (c)(iii) below;
(b)individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)approval by the Shareholders of a complete liquidation or dissolution of the Company.
13.Detrimental Activity and Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, shall engage in any detrimental activity. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.
14.Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
15.Transferability.
(a)Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Shares, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.
16.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the market value of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.
17.Compliance with Section 409A of the Code.
(a)To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.
(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.
(d)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.Amendments.
(a)The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
(b)Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Company’s shareholders.
(c)If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, notwithstanding the Plan’s minimum vesting requirements, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.
(d)Subject to Section 18(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 11 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
20.Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
21.Miscellaneous Provisions.
(a)The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)Except with respect to Section 21(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e)Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
(g)The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Share under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.
(i)If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.
22.Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:
(a)Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c)Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will not reduce the Common Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will be added to the aggregate plan limit contained in Section 3 of the Plan.

HORIZON GLOBAL CORPORATION
2600 WEST BIG BEAVER ROAD, SUITE 555
TROY, MI 48084

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING:

	For	Withhold	For All
	All	All	Except
1. Election of Directors	☐	☐	☐
Nominees

01 A. Mark Zeffiro
02 Richard D. Siebert
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
_________________________________________________________

To vote against all nominees, mark “Withhold All” above. To vote against an individual nominee, mark “For All Except” and write the nominee’s number on the line above.

		For	Against	Abstain
2.	To approve the Horizon Global Corporation Amended and Restated 2015 Equity and Incentive Compensation Plan.	☐	☐	☐

		For	Against	Abstain
3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

NOTE: This proxy/voting instruction, when properly executed, will be voted in accordance with the directions indicated, and if no directions are given, will be voted FOR proposal 1, 2 and 3. The proxies will vote in their discretion upon any and all other matters which may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2016

The Proxy Statement and 2015 Annual Report of Horizon Global Corporation are also available at: http://investors.horizonglobal.com/2016proxystatement and http://investors.horizonglobal.com/2015annualreviewand10-K

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 2015 Annual Report are available at www.proxyvote.com.

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2016
AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HORIZON GLOBAL CORPORATION

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted as marked and, if not marked, will be voted FOR all of the nominees for director under proposal 1 and FOR proposals 2 and 3.

By casting your voting instructions on the reverse side of this proxy form, you hereby (a) acknowledge receipt of the proxy statement related to the above-referenced meeting, (b) appoint the individuals named in such proxy statement, and each of them, as proxies, with full power of substitution, to vote all shares of Horizon Global Corporation’s common stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof, and (c) revoke any proxies previously given.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Director Recommendations indicated on the reverse side of this proxy, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side of the proxy.

Continued and to be signed on reverse side

QuickLinks
PROXY SUMMARY
PROPOSAL 1- ELECTION OF DIRECTORS
DIRECTORS COMPENSATION
DIRECTOR COMPENSATION TABLE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 - APPROVAL OF AMENDED AND RESTATED 2015 EQUITY PLAN
PROPOSAL 3 - RATIFICATION OF INDEPENDENT AUDITOR
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
EXECUTIVE COMPENSATION
FAQ - ABOUT THE MEETING
APPENDIX I - AMENDED AND RESTATED 2015 EQUITY PLAN
PROXY CARD